  EXHIBIT 10.1

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) made as of June 9, 2022, by and among Squalus Med Ltd., a company established under the laws of the State of Israel (the “Company”) and Innovation Pharmaceuticals Inc. (the “Lead Purchaser”)and the other purchasers set out in Schedule 1 hereto (together with the Lead Purchaser the “Purchasers” and each a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise an amount of up to US $5,000,000, by issuing to the Purchasers an aggregate of up to 69,444 newly authorized Series A Redeemable Preferred Shares of the Company, nominal value NIS 0.001 per share (the “Preferred A Shares” or the “Shares”) at the Closing (as defined below) and Warrants (as defined below) to purchase additional shares, all on the terms and conditions more fully set forth in this Agreement; and

WHEREAS, the Purchasers desire to invest in the Company and purchase the Shares and the Warrants pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Issuance and Allotment of Shares and Warrants.

1.1 Issuance of Shares. Subject to the terms and conditions hereof, including fulfillment by the Company of the covenants herein, the Company shall issue and allot to the Purchasers, and the Purchasers shall purchase from the Company, at the Initial Closing (as defined below), an aggregate of up to 69,444 Preferred A Shares, to the Lead Purchaser, at a price per Share of $72.00, for an aggregate purchase price of up to $5,000,000 (the “Purchase Price”), determined on the basis of a fully-diluted pre-money valuation of $8,000,000 and a fully‑diluted post-money valuation of $13,000,000. The Company’s capitalization table immediately following the Closing is attached hereto as Schedule 1.1.

1.2 Issuance of Warrants. At the Initial Closing, for no additional consideration, the Lead Purchaser shall receive a warrant to purchase 27,778 newly authorized Series A-1 Preferred Shares (the “Series A-1 Preferred Shares” or the “Warrant Shares”) of the Company, nominal value NIS 0.001 per share the form attached hereto as Schedule 1.2, exercisable at $108 per Warrant Share (the “Warrants”).

1.3 ESOP Pool. Prior to the Closing, the Company shall have reserved 11,111 Ordinary Shares (the “ESOP Pool”) for issuance under an Equity Incentive Plan adopted by the Board at or promptly following the Closing (in substantially the form made available to the Purchase and its counsel) (the “Incentive Plan”), all of which shall be un-promised and free for future grants of options to employees, officers, directors, and/or service providers.

1.4 Use of Proceeds. The Purchase Price shall be used by the Company for working capital, acquiring assets and general corporate purposes under the direction of the Board and in accordance with the Amended Articles (as defined below). The Company shall not use such proceeds to reduce any outstanding indebtedness or make any other payments to shareholders, employees or affiliates of the Company (whether in the form of share redemption, dividends, distributions or otherwise), except for the payment of compensation to employees, officers and directors and reimbursement of business expenses incurred in the course of rendering services to the Company.

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2. Closings of Issue and Purchase.

2.1 Initial Closing. The purchase of the Shares and the Warrants by the Lead Purchaser, the issue and allotment of the Shares and the Warrants by the Company to the Lead Purchaser, and the registration of the Shares in the name of the Lead Purchaser in the share register of the Company, shall take place at a closing (a “Initial Closing”) to be held remotely by the electronic exchange of documents and signatures on the date hereof, or such other date and time as the Company and the Lead Purchaser shall agree (the date on which the Initial Closing actually occurs, the “Closing Date”).

2.2 Transactions at the Initial Closing. At the Initial Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1 The Company shall deliver to the Lead Purchaser the following documents:

(a) True and correct copies of the resolutions of the Company’s shareholders, in the form attached hereto as Schedule 2.2.1(a)(1), by which, inter alia, (i) the Articles of Association of the Company in effect on the date hereof (the “Current Articles”) are replaced with the Amended and Restated Articles of Association, attached hereto as Schedule 2.2.1(a)(2) (the “Amended Articles”), (ii) the authorized share capital of the Company is increased as described in the Amended Articles, new classes of Series A Preferred Shares and Series A-1 Preferred Shares are created and a sufficient number of such shares from the registered share capital of the Company is reserved for issuance of such Shares and the Warrant Shares at the Closing; (iii) this Agreement and all other agreements attached or ancillary hereto which require approval of the Company’s shareholders, including the Warrants, the Investors’ Rights Agreement (as defined below) and each of the Indemnification Agreements (as defined below) (collectively, the “Transaction Agreements”), are duly approved; and (iv) all of the Company’s shareholders irrevocably waive any and all preemptive conversion and other rights in connection with the transactions contemplated herein.

(b) True and correct copies of resolutions of the Board in the form attached hereto as Schedule 2.2.1(b), by which, inter alia, the Board approves (i) the issuance and allotment to the Purchasers of the Shares against payment of the Purchase Price therefor and the Warrants, and the reservation of a sufficient number of Ordinary Shares for conversion of all such Shares and issuance of the Warrants; (ii) this Agreement and all other agreements attached or ancillary hereto, including without limitation, the Investors’ Rights Agreement and the Indemnification Agreements; (iv) the reservation of the ESOP Pool, for the purpose of granting options and shares to employees, directors and consultants of the Company pursuant to the Company’s future employee share option plan.

(c) Validly executed share certificates covering the Shares, issued in the name of the Purchasers, in the form attached hereto as Schedule 2.2.1(c);

(d) A certificate duly executed by the chief executive officer of the Company, dated as of the Closing Date, in the form attached hereto as Schedule 2.2.1(d) (the “Compliance Certificate”);

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(e) Director indemnification agreements for all directors of the Company, including the director appointed by the Lead Purchaser, duly executed and approved by the Company, in the form attached hereto as Schedule 2.2.1(e) (the “Indemnification Agreements”);

(f) A certified copy of the register of shareholders of the Company as of the Closing evidencing the registration of the Shares in the name of the Purchasers, in the form attached hereto as Schedule 2.2.1(f);

2.2.2 The Purchasers shall cause the transfer to the Company of its portion of the Purchase Price payable by such Purchasers at the Closing in accordance with Schedule I, by wire transfer, in consideration of its portion of the Shares pursuant to bank wire instructions provided by the Company directly to the Purchasers.

2.2.3 The Lead Purchaser shall deliver to the Company a notice of appointment of Leo Ehrlich to the Board of the Company.

2.2.4 The Company, the Lead Purchaser and the Founders (as defined in the Amended Articles) shall execute and deliver the Investors’ Rights Agreement, in the form attached hereto as Schedule 2.2.4 (the “Investors’ Rights Agreement”).

2.3 Deferred Closings.

2.3.1 By no later than one hundred and twenty (120) days following the Closing Date (the “Deferred Period”), in one or more deferred closings (each a “Deferred Closing”), the Company may issue to one or more investors approved by the Company (the “Deferred Closing Purchaser(s)”) an additional number of up to the amount of the Shares and Warrants not issued at the Initial Closing (the “Deferred Closing Shares”), in consideration for an additional aggregate investment of up to $1,000,000 (the “Deferred Closing Amount”), at a price per share equal to the Purchase Price and under the terms of this Agreement.

2.3.2 Upon the receipt by the Company from a Deferred Closing Purchaser of an executed joinder to this Agreement and the payment by such Deferred Closing Purchaser of its applicable portion of the Deferred Closing Amount by wire transfer of immediately available funds according to the Company’s wire instructions, such Deferred Closing Purchaser shall be issued with the applicable number of Deferred Closing Shares and become a party to this Agreement as an “ Purchaser “ and be further deemed as “ Purchaser “ under the Transaction Documents, for all intents and purposes, and the signature page and Schedule I to this Agreement (as applicable) shall be deemed to be automatically amended and updated to include the identity of such Deferred Closing Purchaser, and the allocation of the Deferred Closing Shares and the applicable Warrants to be issued thereto in consideration for the payment of the respective portion of the Deferred Closing Amount by each Deferred Closing Purchaser, as applicable, all without any further required consent or other action by any party hereto.

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3. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchasers subject to the exceptions set forth in the Disclosure Schedule, attached hereto as Schedule 3 (the “Disclosure Schedule”), the following representations are true and complete as of the date of the Closing, except as otherwise indicated, and acknowledges that the Purchasers are entering into this Agreement in reliance thereon. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and sections contained in this Section 3, and the disclosures in any section or section of the Disclosure Schedule shall qualify other sections and sections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and sections.

3.1 Organization. The Company is duly incorporated and validly existing under the laws of the State of Israel and its control and management are in Israel. The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

3.2 Share Capital. The authorized share capital of the Company as of the Closing shall be 100,000,000 shares divided into:

(a) 99,765,000 ordinary shares, nominal value NIS 0.001 each (the “Ordinary Shares”), of which 100,000 are issued and outstanding immediately prior to the Closing, and immediately prior to the Closing 11,111 Ordinary Shares shall be reserved as the ESOP Pool, and 105,000 Ordinary Shares shall be reserved for issuance upon the conversion of the Preferred A Shares and the Preferred A-1 Shares; and

(b) 200,000 Preferred A Shares, of which none are issued and outstanding immediately prior to the Closing.

(c) 35,000 Preferred A-1 Shares, of which none are issued and outstanding immediately prior to the Closing.

Except for the transactions contemplated by this Agreement, there are no other preemptive rights, rights of first refusal, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities. All issued and outstanding share capital of the Company has been duly authorized, and is validly issued and outstanding and fully paid and nonassessable. The Shares and the Warrant Shares, when issued, sold and delivered in accordance with this Agreement and the Warrant, will be duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, will have the rights, preferences, privileges, and restrictions set forth in the Amended Articles, will be free and clear of any liens, claims, encumbrances or third party rights of any kind (except as specified in the Amended Articles) and duly registered in the name of the Purchasers in the Company’s register of shareholders and will be offered, sold and issued in compliance with all applicable securities laws. The Ordinary Shares issuable upon conversion of the Shares and the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action and, upon issuance in accordance with the terms of the Amended Articles, shall be duly and validly issued, fully paid, non-assessable, free of any preemptive rights, will have the rights, preferences, privileges and restrictions set forth in the Amended Articles and will be issued in compliance with all applicable securities laws.

3.3 Ownership of Shares. A complete and correct capitalization table of the Company (including, for the avoidance of doubt, all of the outstanding options, warrants or other rights to purchase shares of the Company’s share capital) immediately prior to and following the Closing is set forth in Section 3.3 of the Disclosure Schedule. Except as set forth in Section 3.3 of the Disclosure Schedule, the shareholders identified in Section 3.3 of the Disclosure Schedule as the shareholders of the Company are the lawful owners, beneficially and of record, of all of the issued and outstanding share capital of the Company and of all rights thereto (including, for the avoidance of doubt, all options, warrants and other rights to purchase shares of the Company’s share capital), free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and none of the said individuals owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Company from the Company or from each other.

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3.4 Subsidiaries and Related Entities. The Company does not own or control, directly or indirectly, any interest in any corporation, association or business entity.

3.5 Directors, Officers. The sole directors and officers of the Company at the Closing are the directors and officers listed on Section 3.5 of the Disclosure Schedule. Other than pursuant to the Amended Articles and the Investors’ Rights Agreement, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and there is no voting agreement or other arrangement among the Company’s shareholders. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors or officers have been fully disclosed in writing to the Lead Purchaser.

3.6 Financial Statements. The Company has delivered to each Purchaser its audited financial statements for the fiscal years ended December 31, 2020 and December 31, 2021 and its unaudited internal management accounts as of and for the quarter ended March 31, 2022 (collectively, the “Financial Statements”). The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to audit adjustments with respect to the management accounts. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than as set forth in Section 3.6 of the Disclosure Schedule and (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2022; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under Israeli GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

3.7 Authorization; Approvals. All corporate action on the part of the Company necessary for (i) the authorization, execution, delivery, and performance of all of the Company’s obligations under this Agreement and the Transaction Agreements, (ii) the authorization, issuance, and sale of the Shares being sold under this Agreement, and (iii) reservation of the Ordinary Shares issuable upon conversion of the Shares, has been (or will be) taken prior to the Closing. This Agreement and the Transaction Agreements, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the Closing in connection with (i) the valid execution, delivery and performance of this Agreement and the Transaction Agreements, and (ii) the offer, sale or issuance of the Shares.

3.8 Compliance and Permits. The Company has complied with all domestic and foreign, laws, regulations and orders applicable to its business. The Company is not in default under, and neither the execution and delivery of this Agreement or the Transaction Agreements nor compliance by the Company with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of (a) its Current Articles, (b) any agreement, to which the Company is a party or by which any of its property is bound, which materially affects the Company’s business, condition (financial or otherwise), affairs, operations or assets, or (c) any applicable law and regulation or any order, writ, injunction or judgment of any court or any governmental or official authority, domestic or foreign applicable to the Company. The Company is not aware of any third party being in default under any agreement with the Company. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

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3.9 Ownership of Assets. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

3.10 Intellectual Property and Other Intangible Assets.

For purposes of this Agreement, the term “Intellectual Property” shall mean and refer to all (i) United States and other patents and patent applications, and any divisional, continuation, continuation in part, reissue, renewal or re-examination patent issuing therefrom (including any foreign counterparts), (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, including any and all software implementations of algorithms, platforms, models and methodologies, whether in source code or object code, (v) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (vi) technology supporting any Internet site(s) operated by or on behalf of the Company, (vii) trade secrets and other confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, technology, proprietary processes, techniques, methodologies, formulae, algorithms, models, modules, user interfaces, research and development information, copyrights and copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, inventions, source code, object code, and, with respect to all of the foregoing, related confidential documentation, (viii) trademarks, service marks, trade names, domain names and applications and registrations therefor, (ix) all documentation, including user manuals and training materials relating to any of the foregoing and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (x) other proprietary rights relating to the foregoing.

(a) To Company owns and has developed, or has obtained valid rights to use, free and clear of all liens, claims and restrictions, all Intellectual Property used or required for use in the conduct of the Company’s business as now conducted and, to the Company’s knowledge, as currently contemplated to be conducted, without infringing upon, misappropriating or violating any right, lien, or claim of others, including without limitation the Founders and past and present employees and employers of the Founders or the Company. Save for standard commercially available off-the-shelf software licenses, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to any Intellectual Property or any other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or, to the Company’s knowledge, as currently proposed to be conducted or otherwise. The Company’s patents and applications for the same, are listed in Section 3.10(a) of the Disclosure Schedule hereto.

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(b) Any and all Intellectual Property of any kind which has been developed, or is currently being developed, by any past or present employee or consultant of the Company in the course of their employment by, or engagement with, the Company and for the Company, shall be the property solely of the Company. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary for early-stage start-up companies in the industry in which the Company operates. Each of the Founders and each of the Company’s past and present employees, consultants and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who have knowledge of or access to information about the Intellectual Property, including (without limitation) the Founders, have entered into a written agreement with the Company, the forms of which have been provided to the Lead Purchaser, assigning to the Company, all rights in Intellectual Property developed, created, discovered, derived, programmed, designed, invented or otherwise made by them in connection to the Company’s activities and irrevocably and explicitly waiving all non-assignable rights, including all moral rights and rights to receive royalties in connection therewith, including, under the Israeli Patent Law – 1967 (including, without limitation, Section 134 thereof) and/or other applicable law.

(c) None of the Company’s Intellectual Property Rights has been developed for a government corporation, military, university, college, other academic institution or research center and no governmental or military entity, university, college, other academic institution or research center owns or has any right or financial claim in or to any of the Company’s Intellectual Property rights.

(d) The Company has not violated or to its knowledge by conducting its business as proposed, would not violate, infringe or misappropriate any Intellectual Property or other proprietary rights of any other person or entity. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor to the Company’s knowledge the conduct of the Company’s business as currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which either Founder or any of such employees is now obligated.

(e) There are no outstanding licenses, or agreements of any kind relating to the Company’s Intellectual Property necessary for the Company’s business as now conducted or, to the Company’s knowledge, as currently contemplated to be conducted, nor is the Company bound by or a party to any licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity (including without limitation any software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model). Except as set forth in Section 3.10(e) of the Disclosure Schedule, the Company is not aware of any Intellectual Property owned by any third party which is needed by the Company to conduct its business as currently conducted or, to the Company’s knowledge, proposed to be conducted.

3.11 Taxes. There are no Israeli state or local, U.S. federal, state, county or local or any other non-U.S. taxes (collectively, “Taxes”) due and payable by the Company which have not been timely paid. There are no accrued and unpaid Taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any Tax returns or reports by any applicable Israeli state or local, U.S. federal, state or local or other non-U.S. governmental agency. The Company has duly and timely filed all Tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in such country. The Company has not received written notice, from a governmental authority in a jurisdiction where the Company does not file Tax returns, claiming that the Company may be subject to taxation by that jurisdiction.

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3.12 Agreementsand Liabilities.

3.12.1 Material Agreements. Except for the Transaction Agreements and other than as set forth in Section 3.12.1 of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

3.12.2 Material Liabilities. The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital, (ii) other than as set forth in Section 3.6 or in Section 3.12.1 of the Disclosure Schedule, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of this Section 3.12, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

3.12.3 Guarantees. The Company is not a guarantor or indemnitor of any indebtedness of any other person.

3.13 Employment.

3.13.1 The Company does not have any employment agreement or undertaking except with respect to the Founders.

3.13.2 The Company has no deferred compensation or share option covering any of its officers or employees. The Company has complied in all material respects with all applicable employment laws policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding. The Company has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. The Company is in compliance in all respects with all applicable laws related to the worker classification of the Founders, including those related to wages, hours, withholding and remittance to the proper tax and other authorities, social security and severance contributions and employee/consultant classification, and no liability exists or will exist as a result of the Company’s non-compliance with any such laws.

3.13.3 Except as required under applicable law (including the Severance Pay Law), the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

3.13.4 The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union in any jurisdiction except for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization which are applicable to all the employees in Israel, or in the industry in which the Company operates, by Extension Order. To the knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company.

3.13.5 There are no employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the United States Employee Retirement Income Security Act of 1974, as amended or any similar law or regulation of any non-U.S. jurisdiction applicable to the Company.

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3.14 Litigation. No action, proceeding or governmental inquiry or investigation is pending or, to the best knowledge of the Company, threatened against the Company or any of its officers, directors, or employees (in their capacity as such), or against the Founders, or against any of the Company’s properties or with regard to the Company’s business as conducted and, to the Company’s knowledge, as proposed to be conducted, before any court, arbitration board or tribunal or administrative or other governmental agency, nor, to the knowledge of the Company, is there any basis for the foregoing. The foregoing includes, without limiting its generality, actions pending or, to Company’s and the Founders’ knowledge, threatened, involving the prior employment of either the Founders or any of the Company’s current employees or use by any of them in connection with the Company’s business of any information, property or techniques allegedly proprietary to any of their former employers. Neither the Company nor any of the Founders is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intend to initiate.

3.15 No Public Offer. Neither the Company nor anyone acting on its behalf has offered securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) or the Israeli Securities Law, 1968. None of the shares of the Company’s share capital issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such share capital has been offered and sold in compliance with all applicable securities laws.

3.16 Interested Party Transactions.

3.16.1 Other than as set forth in Section 3.16.1 of the Disclosure Schedule and (i) standard employee benefits generally made available to all employees, standard employee offer letters and standard confidential information and invention assignment agreements, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s share capital and the issuance of options to purchase shares, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Lead Purchaser or its counsel), and (iv) the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Founders, or any Affiliate (as defined in the Amended Articles) or family member thereof (collectively, “Related Parties” and each, a “Related Party”).

3.16.2 The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective family members or to any Affiliate of any of the foregoing, other than as set forth in Section 3.16.1 of the Disclosure Schedule and in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

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3.17 Brokers. Except as listed on Section 3.17 of the Disclosure Schedule,no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under the Agreement.

3.18 Government Funding. The Company has not received any grant or other support or benefits (including, without limitation, tax benefits) from any Israeli or foreign government entity, except as specified in Section 3.18 of the Disclosure Schedule.

3.19 Insurance. The Company currently has no insurance policies.

3.20 Full Disclosure. Neither this Agreement (including the Schedules attached hereto) nor any certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

3.21 Effectiveness; Survival; Indemnification.

3.21.1 Survival. Each representation and warranty in Section 3 hereof is deemed to be made on the date of this Agreement and at the Closing and shall survive and remain in full force and effect until the earlier of (i) immediately following the consummation of a Deemed Liquidation or an IPO (as such terms are defined under the Amended Articles), or (ii) for a period of thirty six (36) months following the Closing Date.

3.21.2 Indemnification. In the event of any claim brought by the Purchaser(s) for breach or misrepresentation of any covenant, warranty or representation made by the Company, the Company shall indemnify such Purchaser and hold it harmless from any and all losses, damages, costs, obligations, liabilities, settlement payments, awards, judgments, taxes, fines, penalties, deficiencies or other charges (including, without limitation, any such losses, damages, costs, obligations, liabilities, settlement payments, awards, judgments, taxes, fines, penalties, deficiencies or other charges resulting from, associated with or comprised of loss of profits, loss of use or revenue and diminution in value such as a decrease in the value of the Shares), sustained or incurred by such Purchaser as a result of or in connection with the said breach or misrepresentation. Notwithstanding the aforesaid: (i) no claim or claims for indemnification under this Section shall be brought unless the aggregate amount of such claim(s) shall exceed US$50,000; and (ii) the total liability for indemnification hereunder towards, other than for a claim based on fraud or willful misrepresentation, shall be limited to the Purchase Price extended by such Purchaser to the Company pursuant to the terms of this Agreement.

In the event that any Purchaser or its officers, directors, employees, agents, affiliates, successors, or permitted assigns (collectively, the “Indemnified Parties”) incurs any losses in respect of which indemnification may be sought by it pursuant hereto, the Indemnified Party shall assert a claim for indemnification (a “Claim”) by giving prompt written notice thereof, which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the Company and shall thereafter keep the Company reasonably informed with respect thereto; provided, that failure of an Indemnified Party to give the Company prompt notice as provided herein shall not relieve the Company of any of its obligations hereunder, except to the extent that the Company is prejudiced by such failure, and then only to the extent of the damages caused to the Company due to such prejudice. The Company shall promptly assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party, and the fees and expenses of such counsel shall be borne by the Company. The Indemnified Party will cooperate with the Company in the defense of any Claim for which the Company assumes the defense, at Company’s reasonable cost and expense. The Company will not agree, without the consent of the Lead Purchaser to any settlement that would result in a liability to the Indemnified Parties.

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The indemnification provided by the Company hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Purchasers under this Agreement, other than for fraud or willful misrepresentation by the Company; provided that this provision does not limit the right to seek specific performance, a restraining order or injunctive relief with respect to any provision of this Agreement.

4. Representations and Warranties of the Purchasers.

Each of the Purchasers hereby represents and warrants as to itself only to the Company as follows:

4.1 Enforceability. This Agreement and the agreements to be executed by such Purchaser pursuant to this Agreement, when executed and delivered by such Purchaser, will constitute the valid, binding and enforceable obligations of such Purchaser.

4.2 Authorization. The execution, delivery and performance of the obligations of such Purchaser hereunder have been duly authorized by all necessary corporate action.

4.3 Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of such Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by such Purchaser in connection with any of the transactions contemplated under this Agreement.

4.4 Purchase for Own Account. Each Purchaser represents that: (a) it intends to acquire its portion of the Shares for its own account and that the Shares to be purchased by such Purchaser will be acquired by it for investment for such Purchaser’s own account and not with a view to the distribution or resale thereof; subject, nevertheless, to the condition that the disposition of the property of such Purchaser shall at all times be within its control; (b) the execution of this Agreement and the Investors’ Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (if any) on the part of such Purchaser, and each of this Agreement and, when executed and delivered by such Purchaser in accordance with this Agreement and the Investors’ Rights Agreement, has or at the Closing shall have been duly executed and delivered, and constitutes or at the Closing shall constitute a valid, legal, binding and enforceable agreement of such Purchaser, as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (c) it has taken no action which would give rise to any claim by any other person for any other person for any brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

4.5 Risk of Loss; Disclosure of Information. Without derogating from such Purchaser’s right to rely on the representations and warranties of the Company set forth in Section 3 above, such Purchaser further represents and warrants to the Company with respect to its purchase of the Shares as follows:

(a) The Purchaser acknowledges that in purchasing its portion of the Shares it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time.

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(b) Such Purchaser acknowledges that it and its advisers and representatives have had an opportunity to ask questions of, and receive answers from, a person acting on behalf of the Company concerning such investment.

(c) Such Purchaser has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares and has evaluated the risk of investing in the Shares. Without derogating from the representations and warranties of the Company in Section 3 above, all questions asked by the Purchaser to the Company’s officers and directors concerning the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares have been answered to the Purchasers’ satisfaction.

5. Conditions of the Purchaser’s Obligations at the Closing.

The obligations of the Purchasers to purchase Shares and Warrants and pay the Purchase Price at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless given by the Lead Purchaser in writing:

5.1 Representations and Warranties. The representations and warranties of the Company shall be true and correct when made and shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions that are required to be performed or complied with by it on or before the Closing.

5.3 Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.2.1 shall be in a form and substance satisfactory to the Lead Purchaser, and shall have been delivered to the Purchasers. The Investors’ Rights Agreement shall have been executed and delivered to the Purchasers by each of the other proposed parties thereto.

5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Lead Purchaser’s counsel, and Lead Purchaser’s counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.5 Waivers. The Company’s shareholders shall have waived all pre-emptive rights and any other requisite approvals and/or consents as may be necessary from the Company’s shareholders and provided confirmation of the equity interests of all shareholders in the Company as reflected in the capitalization table to be attached as an exhibit thereto.

5.6 Share Register. The Company shall have registered the allotment of the Shares to the Purchasers in the register of shareholders of the Company and provide a copy thereof to the Purchasers.

6. Conditions of Company’s Obligations at the Closing.

The Company’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment at or before the Closing of the following conditions: (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Purchasers prior to the Closing shall have been performed or complied with by the Purchasers prior to or at the Closing, (b) the representations and warranties made by the Purchasers in this Agreement shall have been true and correct when made, and shall be true and correct as of Closing Date, which conditions may be waived in whole or in part by the Company; and (c) the Purchasers shall have tendered the Purchase Price in consideration for the Shares.

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7. Affirmative Covenants.

7.1 Expenses. At the Closing, the Company shall reimburse the reasonable fees and expenses of the Lead Purchaser, inclusive of the fees of Hogan Lovells US LLP, (outside legal counsel for the Lead Purchaser), incurred in connection with the investment contemplated herein; provided however, that such reimbursement shall not exceed $25,000.

7.2 Board of Directors. At the Closing, the authorized size of the Board of Directors shall be three (3) directors, and the Board of Directors shall be comprised of Gil Shapira, Moshe Eshkol and Leo Ehrlich.

7.3 Notices to Israeli Registrar of Companies. Promptly following the Closing, the Company shall make all necessary reports to and filings and with the Israeli Registrar of Companies in respect of the actions and transactions effected at the Closing, subject to the receipt of the required documentation from the Purchasers.

8. Miscellaneous

8.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law. The parties hereto agree to submit to the exclusive jurisdiction of the State of Israel and the courts of Tel Aviv- Jaffa with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

8.3 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments in connection with the transfer by any Purchaser of Shares of such Purchaser.

8.4 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto (including without limitation the Amended Articles and the Investors Rights Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Lead Purchaser.

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8.5 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Purchasers:

The address provided on the signature page hereto

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202, USA

Attention: David Crandall, Esq.

Email: david.crandall@hoganlovells.com

if to the Company:

Hazait 18 Harutzim Israel 60917

Attention: Moshe Eshkol and Gil Shapira

Email: [omitted]

with a copy (which shall not constitute notice) to:

Amit, Pollak, Matalon & Co.

APM House, 18 Raoul Wallenberg St.,

Building D, Tel Aviv 6971915, Israel

Attention: Ian Rostowsky, Adv.

Email: ianr@apm.law

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 8.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via email or fax, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

8.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, scanned and delivered by email or electronic signature), each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties have signed this Series A Share Purchase Agreement as of the date first hereinabove set forth.

SQUALUS MED LTD.

By:	/s/ Gil Shapira
Name	Gil Shapira
Title:	CEO

[SIGNATURE PAGE OF SERIES A SHARE PURCHASE AGREEMENT]

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IN WITNESS WHEREOF the parties have signed this Series A Share Purchase Agreement as of the date first hereinabove set forth.

PURCHASERS:

Innovation Pharmaceuticals Inc.

By:	/s/ Leo Ehrlich
Name:	Leo Ehrlich
Title:	CEO, President

Address: 301 Edgewater Place - Suite 100

Wakefield, MA 01880, USA

Attention: Leo Ehrlich

Email: [omitted]

[SIGNATURE PAGE OF SERIES A SHARE PURCHASE AGREEMENT]

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SCHEDULE I

SCHEDULE OF INVESTORS

Name of Investor	No. of Purchased Shares	No. of Warrants	Amount of Investment (US$)
Innovation Pharmaceuticals Inc.	55,556	27,778	$4,000,000

TOTAL:

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Schedule 1.2

Form of Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

Squalus Med Ltd.

Israeli Registration No. 516069044

WARRANT TO PURCHASE SERIES A-1 PREFERRED SHARES

June 9, 2022

THIS CERTIFIES that, for value received, INNOVATION PHARMACEUTICALS INC., its successors and permitted assignees (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Squalus Med Ltd., a company incorporated under the laws of the State of Israel (the “Company”), 27,778 Series A-1 Preferred Shares of the Company, par value of NIS 0.001 each (the “Shares”), at the Exercise Price (defined below), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein:

The term “Exercise Price” shall mean US$ 108 per Share, subject to adjustment pursuant to Section 3 below.

The term “Exercise Period” shall mean the period commencing on the date hereof and ending on the earlier of (i) five (5) years from receipt of the FDA Approval, or (ii) the closing of a Deemed Liquidation, (iii) 30 days following consummation of a Qualified Financing Event, and (iv) consummation of an IPO. The terms “Deemed Liquidation”, “FDA Approval” and “IPO” shall have the meanings as defined in the Company’s Articles of Association, as may be amended from time to time.

The term “Qualified Financing Event” shall mean the consummation by Company of an equity financing (including through a SAFE or similar instrument) in which the Company raises more than $10 million at a price equal or greater than 200% the Exercise Price.

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1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant to purchase Shares (this “Warrant”) may be exercised by the Holder, in whole or in part, at any time during the Exercise Period by: (i) the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company; and (ii) by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 1(a) hereof, in connection with a Deemed Liquidation, IPO or Qualified Financing Event or an equity financing which is not a Qualified Financing Event (a “Non-Qualified Financing”), the Holder may elect, in whole or in part, from time to time, on or after the date hereof during the Exercise Period to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with a Notice of Exercise pursuant to which the provisions of this Section 1(b) are elected. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

	X	=Y*(A-B)
A
Where	X	=	the number of Shares to be issued to the Holder.
	Y	=	the number of Shares subject to this warrant that are being exercised.
	A	=	the Fair Market Value of one Share.
	B	=	the Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 1, the fair market value of the Ordinary Shares shall mean:

(i) if this Warrant is being exercised in conjunction with an IPO of the Company’s Ordinary Shares, the per share price to the public pursuant to the IPO;

(ii) if this Warrant is being exercised in conjunction with a Deemed Liquidation Event, the per Share price determined in the Deemed Liquidation; or

(iii) if this Warrant is being exercised in conjunction with a Qualified Financing Event, the per share price at which the Company issues shares in the Qualified Financing Event; or

(iv) if this Warrant is being exercised in conjunction with a Non-Qualified Financing, the per share price at which the Company issues shares in such Non-Qualified Financing.

(c) Share Certificates. In the event of any exercise of the rights represented by this Warrant (whether pursuant to Section 1(a) or 1(b)), certificates for the Shares so purchased shall be delivered to the Holder and, unless this Warrant has been fully exercised, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

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2. Shares Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During such time as this Warrant remains outstanding and exercisable, the Company shall at all times have authorized and reserved for issuance sufficient Shares for issuance upon exercise in full of this Warrant.

3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Share Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of its Series A Preferred Shares or the Shares, or shall issue a Share dividend on its outstanding Ordinary Shares or its Series A Preferred Shares, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or issuance of such Share dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Ordinary Shares or its Series A Preferred Shares, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, Share dividend or combination, as the case may be.

(b) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares or its Series A Preferred Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3), provision shall be made so that the Holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant the number of Shares or other securities or property of the Company to which a holder of Ordinary Shares or its Series A Preferred Shares would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

(c) Notices. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Section 3 hereof, then, and in each such case, the Company shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first-class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

4. Notice of Events. If at any time there is to occur (a) a Deemed Liquidation, an IPO or the -Qualified Financing Event, then at least ten (10) business days prior to the anticipated closing of such event, the Company shall give written notice thereof to the Holder at the address (or email address) of such Holder as shown on the books of the Company, which notice shall provide reasonable details of the anticipated event. Any written notice by the Company required or permitted hereunder shall be given by email, hand delivery or first-class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

5. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

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6. Rights of Shareholders. Nothing contained herein shall confer upon the Holder any of the rights of a Shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Share, reclassification of Share, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued.

7. Restriction of Transfer. No sale, assignment, conveyance, pledge, grant of this Warrant or the Shares deriving of it or any other disposition or transfer (collectively, a “Transfer”) of the Shares shall be effective unless the Transfer has been approved by the Board of Directors of the Company (the “Board”), which approval shall be granted, conditionally or unconditionally, or refused, at the Board’s absolute discretion. The Board may impose as a condition of the Transfer of shares an undertaking by the transferee to assume in writing all obligations of the transferor under any instrument and agreement involving the transferor, the Company and the other shareholders.

8. Taxes. Any income or capital gains taxes that are levied or due in connection to this Warrant or the exercise hereof, including without limitation with respect to the issuance of any shares to the Holder is required to be withheld at source from any payment made hereunder, the Company shall withhold said tax at the rate set forth in the certification issued by applicable tax authority and the Holder will transfer the required amount to the Company in cash, unless the Investor has presented the Company with a valid tax withholding exemption certificate or certificate for reduced tax rate, issued by the applicable tax authority.

9. Miscellaneous.

(a) This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its principles of conflict of laws.

(b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company or the Holder.

(c) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company, at its expense, will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

(d) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

(e) This Warrant may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, each of the Company and the Holder has executed this Warrant as of the date first written above.

COMPANY:

Squalus Med Ltd.

By:
Name:
Title:

HOLDER:

INNOVATION PHARMACEUTICALS INC.

By:
By:
Name:
Title:

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Schedule 2.2.1(a)(2)

Form of Amended and Restated Articles of Association

THE COMPANIES LAW, 5759-1999

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

SQUALUS MED LTD.

[Amended as of June 9, 2022]

PRELIMINARY

1. Company’s Objectives.

1.1. The Company is a private company.

1.2. The objects for which the Company is founded are to engage in any business, commercial, industrial or other activity of any kind, which is not legally prohibited or restricted by law.

1.3. The Company may contribute reasonable amounts for any suitable purpose or categories of purpose even if such contributions do not fall within business considerations of the Company. The Board may determine the amounts of the contributions, the purpose or category of purposes for which the contribution is to be made, and the identity of the recipients of any contribution.

2. Interpretation.

2.1. In these Articles, unless the context otherwise requires:

Affiliate means, with respect to any person, an entity or person, which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For the purpose of these Articles, “Control” shall mean with respect to any entity, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, including without limitation the ownership of the majority of the voting stock of any such entity. The term “Controlled” shall have a correlative meaning; provided that the transferor undertakes to reacquire the transferred securities in the event the conditions set forth in this definition cease to be satisfied.

Articles or the Articles of Associations means these Amended and Restated Articles of Association of the Company, as they may be amended and replaced from time to time.

Board or the Board of Directors means the Board of Directors of the Company elected or properly appointed in accordance with the provisions of these Articles of Association; any committee of the Board of Directors to the extent that any of the authorities of the Board of Directors are delegated to it.

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Business Day means a day on which commercial banks in Israel are required to be open for business.

Closing means the Closing under the Share Purchase Agreement.

Companies Law means the Companies Law, 5759-1999 or any law, which may replace or amend it, as shall be in force from time to time.

Companies Ordinance means those sections of the Companies Ordinance [New Version] 5743 – 1983 that remain in force after the date of the coming into force of the Companies Law, as the same shall be amended from time to time thereafter, or any other law which shall replace those sections after the date of entry into force of the Companies Law.

Company means Squalus Med Ltd.

Deemed Liquidation means (i) a merger, consolidation, recapitalization or similar event of the Company with or into another corporation in a single transaction or a series of transactions as a result of which the Shareholders of the Company holding a majority of the voting securities immediately prior to such transaction do not own in such capacity (and in substantially the same relative proportions and with substantially the same rights, preferences, privileges and restrictions) a majority of the voting securities of the surviving entity, (ii) a sale or grant of an exclusive, worldwide license for all or substantially all of the intellectual property rights of the Company and its subsidiaries, taken as a whole, or any other disposition of all or substantially all of the Company’s and its subsidiaries assets, , taken as a whole (iii) a sale of all or substantially all of the Shares of the Company, or (iv) any other transaction or series of related transactions as a result of which more than fifty percent (50%) of the Shares of the Company are transferred to any third party (other than the issuance of Shares by the Company primarily for purposes of raising capital to bona fide investors).

Director or Directors means a member or members of the Board of Directors who are elected or appointed in accordance with the provisions of these Articles of Association, including an Alternate Director serving in such capacity at the relevant time.

FDA Approval means clearance or approval by the United States Food and Drug Administration of the marketing, use and sale of the Company’s laser based computerized device for minimally invasive treatment of the brain and other soft tissue organs in the body, or a related product or service, for its intended use, including without limitation a denovo 510(k) or 510(k) clearance or pre-market approval.

Founders means Moshe Eshkol and Gil Shapira.

GAAP means generally accepted accounting principles in the Israel or the United States as in effect from time to time, or a similar system of accounting principles as approved by the Board of Directors.

Innovation means Innovation Pharmaceuticals Inc., a Nevada corporation.

Investors means the Purchasers as defined in the Share Purchase Agreement.

IPO means the consummation of the initial firm commitment underwritten public offering of the Company’s securities pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or under any other applicable securities law.

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New Securities means any equity interest in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided, however, that the term “New Securities” does not include: (i) Ordinary Shares issued or reserved for issuance upon exercise of options granted under a plan or other arrangements (the “Incentive Plan”), which Incentive Plan is approved by the Company’s Board of Directors, including the written consent or approval of the Preferred Director, and granted to officers, directors, employees or consultants of the Company or a subsidiary (“Qualified Option Grants”), (ii) issuances of bonus shares or upon share splits, share dividends, reclassification and similar recapitalization events; (iii) securities issued upon the conversion of Preferred Shares; (iv) securities granted as part of charitable contributions (e.g. Tmura) approved by the Board, including the written consent or approval of the Preferred Director; (v) securities issued to strategic investor(s) or partners approved as such by the Board; (vi) securities issued to lending institutions or financing institutions in connection with financing arrangements, the primary purpose of which is not an equity financing, in each case approved by the Board, not to exceed 5% of the issued and outstanding share capital of the Company on a fully-diluted basis; and (vii) shares or securities exempt from the definition of “New Securities” by a resolution adopted by the Preferred Majority, and (vii) any Make-Whole Preferred Shares (such excluded securities in subsections (i) through (vii), the “Excluded Securities”).

Office means the registered office of the Company for the time being.

Ordinary Course of Business means the usual and regular activities, transactions, customs and practices of the Company that are necessary, normal and incidental to the business of the Company, provided that such term shall also take into consideration the standard terms in the market in which the Company operates.

Ordinary Shareholder means a holder of Ordinary Shares.

Ordinary Shares means Ordinary Shares of the Company, nominal value NIS 0.001 each.

Original Issue Price means for the Preferred A Shares - US$72.00 and for the Preferred A-1 Shares - US$108.00, as adjusted according to these Articles.

Permitted Transferee means as defined in Section 25.2 below.

Person means any individual, corporation, partnership, trust, limited liability company, association or other entity.

Post-Approval Financing means a bona fide equity financing of the Company closing upon or after FDA Approval.

Preferred A Shares means the Series A Redeemable Preferred Shares of the Company, nominal value NIS 0.001 each.

Preferred A-1 Shares Means the Series A-1 Preferred Shares of the Company, nominal value NIS 0.001 each.

Preferred Shares means the Preferred A Shares and the Preferred A-1 Shares.

Preferred Director shall have the meaning ascribed to such terms in Section 44.1.2.

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Preferred Majority means the holders of a majority of the issued and outstanding Preferred Shares (calculated on an as converted to Ordinary Share basis); provided that, if Innovation constitutes the Preferred Majority and it does not respond to a request for approval within twenty one (21) days or becomes an inactive corporation, its approval shall no longer be required and the Preferred Majority shall be a majority of the issued and outstanding Preferred Shares (calculated on an as converted to Ordinary Share basis), excluding shares held by Innovation which shall not be counted in calculating the Preferred Majority for any purposes.

Preferred Shareholder means a holder of Preferred Shares.

Qualified Financing means a bona fide equity financing of the Company raising up to $1.5 million U.S. Dollars (not including the financing raised under the Shares Purchase Agreement), provided such equity financing closes before receipt of FDA Approval.

Qualified IPO means an IPO the closing of a firm commitment underwritten public offering with a price of at least two times the Original Purchase Price (subject to adjustments for stock dividends, splits, combinations and similar events) and gross proceeds to the Company of not less than $10,000,000.

Qualified Liquidation means a Deemed Liquidation in which the holders of Preferred A Shares receive, as of the closing of any such transaction (and without taking into account to any escrow, holdback, earn-out or other contingent amounts that may become payable in connection with such Deemed Liquidation), an amount of cash and/or publicly and freely tradeable (subject to applicable securities laws) securities listed on a major United States or international market or exchange (such as, the London Stock Exchange, TASE, NASDAQ or NYSE) equal to at least three times (3x) the Original Issue Price applicable to the Preferred A Shares.

Register means the register of Shareholders to be kept in accordance with the Companies Law, or, if the Company shall have any additional register(s) outside of Israel, any such additional register(s) as the case may be.

Shares shall have the meaning set forth in Article 5.

Share Purchase Agreement means the Series A Preferred Share Purchase Agreement, by and among the Company and the Investors, dated June 9, 2022.

Shareholder means any person that owns Shares, at any given time.

Shareholder Resolution means a resolution adopted by holders of majority of the voting power of the Company represented, personally or by proxy, and voting with respect thereto, unless a different majority is required in respect to such matter pursuant to the Companies Law or these Articles at the time the resolution is voted on, in which case a “Shareholder Resolution” shall mean a resolution adopted by such required majority.

2.2. Subject to the provisions of this Article, in these Articles, unless the context otherwise requires, expressions used herein which are defined in the Companies Law, or any modification thereof in force at the date at which these Articles become binding upon the Company, shall have the meaning so defined.

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2.3. In these Articles, words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and words importing persons shall include bodies corporate.

2.4. Any Article in these Articles which provides for an arrangement which differs in whole or in part from any provision in the Companies Law or the Companies Ordinance, as the case may be, which can be stipulated against, amended or added to, in whole or with regard to specific matters or within specific limitations, in accordance with any law, shall be considered a stipulation against the provision of the Companies Law or Companies Ordinance, as the case may be, even if the actual stipulation is not specified in the said Article, and even if it is expressly stated in the Article (in whatever form) that the effectiveness of the Article is subject to the provisions of any law.

2.5. In the event of a contradiction between any Article and the provisions of any law that may not be stipulated against, amended or added to, the provisions of the said law shall prevail, provided that nothing thereby shall nullify or impair the effectiveness of these Articles in general or any other Article therein.

2.6. In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of Shareholders, such Hebrew version shall be considered solely a convenience translation and shall have no binding effect. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version of these Articles, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles or any provision hereof.

LIMITATION OF LIABILITY; PRIVATE COMPANY

3. The Company is a private company limited by shares and therefore the liability of the Shareholders of the Company for the indebtedness of the Company shall be limited as follows:

3.1. Each Shareholder’s obligations to the Company’s obligations shall be limited to the payment of the nominal value of the shares held by such Shareholder, subject to the provisions of the Companies Law.

3.2. If at any time the Company shall issue shares with no nominal value, the liability of the Shareholders shall be limited to payment of the amount that the Shareholders should have paid to the Company in the respect of each share according to the conditions of issuance.

4. The Company is a private company, and:

4.1. The number of Shareholders of the Company (exclusive of persons who are in the employment of the Company and of persons who have been formerly in the employment of the Company and were, while in such employment, and have continued after such employment to be, Shareholders of the Company) is not to exceed fifty (50), but where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of this Article, be treated as a single Shareholder;

4.2. The right to transfer shares shall be restricted as hereinafter provided.

4.3. Any offer to the public to subscribe for any shares or debentures of the Company is prohibited.

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SHARE CAPITAL

5. Authorized Share Capital.

The share capital of the Company is 100,000 New Israeli Shekels (“NIS”), divided into an aggregate of 100,000,000 Shares designated as follows:

(i) 99,765,000 Ordinary Shares; d

(ii) 200,000 Preferred A Shares; and

(iii) 35,000 Preferred A-1 Shares.

The Ordinary Shares and the Preferred Shares shall be collectively referred to as the “Shares”. The powers, preferences, rights, restrictions and other matters relating to the Shares of the Company are as set forth in these Articles.

6. Ordinary Shares.

Subject to any provisions in these Articles conferring special preferences and rights (including, without limitation, the rights, powers, preferences and privileges of the Preferred Shares), Ordinary Shares in respect of which all calls have been fully paid, shall confer on their holders the right to receive notices of, and to attend and to vote at, general meetings of the Company, the right to receive dividends and to participate in the distribution of the surplus assets of the Company upon its winding-up and certain other rights all as are specified in these Articles and in the Companies Law.

7. Preferred Shares.

The Preferred Shares shall confer upon the holders thereof all of the rights accruing to holders of Ordinary Shares and, in addition, shall confer the following rights and any other special rights contained in these Articles:

7.1. Voting Rights.

Subject to Article 41 and any other provision hereof conferring special rights as to voting, or restricting the right to vote, each holder of Preferred Share shall have one vote for each Ordinary Share which the Preferred Shares held by such holder of record could be converted into pursuant to Article 7.2 hereof, in every resolution, regardless to whether the vote thereon is conducted by a show of hands, by written consent in lieu of a meeting, or by any other mean, on all matters entitled to be voted on by the Shareholders of the Company or by the holders of Preferred Shares voting together as a single class on an as converted basis (except as otherwise expressly provided herein or as required by law). The Preferred Shares shall vote together as one single class.

7.2. Conversion.

7.2.1. Right to Convert. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Original Issue Price of such share by the Conversion Price (as defined below) of such share, in effect at the time of conversion. The initial Conversion Price of each Preferred Share shall be the applicable Original Issue Price thereof; provided, however, that each such Conversion Price shall be subject to adjustment as set forth below in this Section 7.2 (the “Conversion Price”).

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7.2.2. Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Shares as provided in Section 7.2.1, upon the earlier of: (i) in the event that the Preferred Majority consents in writing to such conversion; or (ii) immediately prior to the closing of a Qualified IPO, subject to the consummation of such Qualified IPO.

7.2.3. Mechanism of Conversion

(i) A conversion of Preferred Shares pursuant to the election of the holder thereof, shall be made by the surrender of the applicable certificate or certificates for such Preferred Shares, at the principal office of the Company, together with written notice of the election to convert all or any number of the Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person(s) entitled to receive the Ordinary Shares into which the Preferred Shares are convertible shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

(ii) If the conversion is in connection with an IPO (including a Qualified IPO), the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares, into which the Preferred Shares are convertible, shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(iii) If the conversion is an automatic conversion, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares.

(iv) The Company shall, as soon as practicable after the conversion and tender of the certificates for the Preferred Shares converted, issue and deliver to the holder(s) of such Preferred Shares, a certificate or certificates for the number of Ordinary Shares into which such Preferred Shares are then convertible.

(v) To the extent required, each conversion shall be made by converting or reclassifying the applicable Preferred Share into one fully paid and non-assessable Ordinary Share and the Company shall, at such time, issue to the holder thereof, for no additional charge (a portion of the premium paid for such Preferred Share being attributed as payment on account of the nominal value of such additional Ordinary Shares), such additional number of fully paid and non-assessable Ordinary Shares as is required so that the total number of Ordinary Shares so issued together with the one Ordinary Share into which the Preferred Share was converted or reclassified will equal such number of Ordinary Shares into which such Preferred Share is then convertible.

7.2.4. Adjustment of Conversion Price for Certain Splits, Dividends and Combinations.

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The Conversion Price of each of the Preferred Shares shall be proportionately adjusted as set forth below:

(i) Adjustments for Splits and Combinations. If the Company shall subdivide its Ordinary Shares, the applicable Conversion Price shall be proportionately decreased, so that the number of Ordinary Shares into which the Preferred Shares are convertible shall be increased in proportion to such increase in the aggregate number of Ordinary Shares. If the Company shall combine its Ordinary Shares, the applicable Conversion Price shall be proportionately increased, so that the number of Ordinary Shares into which the Preferred Shares are convertible shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares. Any adjustment under this subsection shall become effective as of the earlier of (i) the date such subdivision or combination becomes effective; or (ii) if the Company shall fix a record date for the purpose of so subdividing or combining, such record date.

(ii) Recapitalizations. If at any time or from time to time the Ordinary Shares shall be changed into the same or a different number of shares of any other class or series of shares of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this Article 7.2 or a merger or other reorganization referred to in Article 7.3 to the extent that such event is deemed to be a Deemed Liquidation), provision shall be made, concurrently with the effectiveness of such reorganization or reclassification, so that the holders of Preferred Shares shall thereafter be entitled to receive, upon conversion of their Preferred Shares and in lieu of the Ordinary Shares into which such Preferred Shares are convertible, such number of other class or series of shares of the Company, which a holder of such number of Ordinary Shares deliverable upon conversion immediately prior to such change would have been entitled to receive upon such change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 7.2 with respect to the rights of the Preferred Shareholders and of the Preferred Shares after the recapitalization, to the end that the provisions of this Article 7.2 (including adjustment of the Conversion Price then in effect and the number of shares into which the Preferred Shares are convertible) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

(iii) Adjustment for Certain Dividends and Distributions. If at any time or from time to time the Company shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

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(iv) Adjustments for Other Dividends and Distributions. If at any time or from time to time the Company shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of Article 7.4 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

7.2.5. Adjustments to Conversion Price for Dilutive Issues.

(i) Special Definitions. For purposes of this Section 7.2.5, the following definitions shall apply:

(1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities (as defined below).

(2) “Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares or Preferred Shares (not including Options).

(3) “Additional Shares” shall mean all shares of Ordinary Shares issued (or, pursuant to Article 7.2.5(v), deemed to be issued) by the Company after the Closing (the “Original Issue Date”) with the exception of the Excluded Securities.

(ii) Adjustment for the Conversion Price of Preferred A Shares following FDA Approval. In the event that after the Original Issue Date the Company shall issue Additional Shares (including Additional Shares deemed to be issued pursuant to Article 7.2.5(v)) in a Post-Approval Financing, without consideration or for a consideration per share less than the Conversion Price of any of the Preferred A Shares, as in effect on the date of and immediately prior to such issuance, then in such event the Conversion Price of the applicable Preferred A Shares shall be reduced, concurrently with such issuance, to a price determined in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C)

where:

CP2	=	Conversion Price in effect immediately after new issue.

CP1	=	Conversion Price in effect immediately prior to new issue.

A	=

Number of Ordinary Shares deemed to be outstanding immediately prior to the dilutive issuance of Additional Shares (includes all outstanding Ordinary Shares, all outstanding Preferred Shares on an as-converted basis, and all outstanding Options on an as-exercised basis; and does not include any Convertible Securities converting into share capital of the Company in the framework of the dilutive round of financing.

B	=	Aggregate consideration received by the Company with respect to the new issue divided by CP1.

C	=	Number of Additional Shares issued in the dilutive issuance.

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(iii) Adjustment for the Conversion Price of Preferred A Shares before FDA Approval. In the event that after the Original Issue Date the Company shall issue Additional Shares (including Additional Shares deemed to be issued pursuant to Article 7.2.5(v)), other than in a Post-Approval Financing, for a consideration per share less than the Conversion Price of any of the Preferred A Shares, as in effect on the date of and immediately prior to such issuance, then in such event the Conversion Price of the applicable Preferred A Shares shall be reduced, concurrently with such issuance, to the consideration per share received by the Company for such issue or deemed issue of the Additional Shares.

(iv) No Adjustment of Conversion Price. No adjustments of any Conversion Price shall be made in an amount less than one tenth of one cent ($0.001 U.S. Dollar) per share.

(v) Deemed Issue of Additional Shares. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Option or Convertible Securities, which are themselves Additional Shares, or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares are deemed to be issued:

(1) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

(2) if such Options or Convertible Securities by their terms (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Options or Convertible Securities), provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to such Conversion Price as would have obtained had such increase or decrease been in effect upon the original date of issuance of such Options or Convertible Securities;

(3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

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(A) in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4) no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Options or Convertible Securities, or (ii) the applicable Conversion Price that would have resulted from other issuances of Additional Shares between the original adjustment date and such readjustment date.

(vi) Determination of Consideration. For purposes of this Article 7.2, the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the written consent or approval of the Preferred Director); and

(C) in the event Additional Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors (including the written consent or approval of the Preferred Director).

(2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued pursuant to Article 7.2.5(iv), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (in each case as set forth in the instrument relating thereto, without regard to any provision contained therein for any subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, as determined in Article 7.2.5(iv) hereof.

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7.2.6. Multiple Closing Dates. In the event the Company issues Additional Shares at more than one closing, as a part of one transaction or a series of related transactions, resulting in an adjustment to the Conversion Price pursuant to the terms of Article 7.2.5, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the first closing (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

7.2.7. No Fractional Shares and Certificates as to Adjustments.

(i) No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded up or down to the nearest whole share. All Ordinary Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of an Ordinary Share, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Shares pursuant to this Article 7.2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Price of the Preferred Shares at the time in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share held by such holder.

7.2.8. Notices of Record Date. In the event of any taking by the Company of a record date for the purpose of determining the holders of any class of securities who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Preferred Shareholder, at least ten (10) days prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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7.2.9. Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes. Without derogating from the aforesaid, in the event that in the opinion of the Company’s legal counsel, any conversion of Preferred Shares shall require additional Shareholders’ resolutions or consents, each Shareholder shall execute any such document and/or resolutions reasonably necessary to effectuate such conversion.

7.2.10. Conversion Effected by Reclassification. If applicable, conversion of the Preferred Shares may be effected by way of reclassification of the Preferred Shares into Ordinary Shares or issuance of additional Ordinary Shares, as shall be required by the conversion at the then existing conversion rate determined pursuant to Article 7.2(a). To the extent that any corporate action shall be required to effect the above, all Shareholders shall provide their affirmative vote to any such corporate action and execute any such document and/or resolutions reasonably necessary to effectuate the same.

7.3. Dividends and General Distributions. When, if and as declared by the Board of Directors, and other than in connection with a Deemed Liquidation, all dividends or distributions to the Shareholders of the Company shall be distributed among all holders of Ordinary Shares and Preferred Shares pro rata in proportion to the number of Ordinary Shares that are held or that would be held by each such holder if all such Shares (including, without limitation, the Preferred Shares) were converted to Ordinary Shares at the then effective conversion rate.

7.4. Distribution Preference.

In the event of (i) any dissolution, liquidation, bankruptcy, or reorganization or winding-up of the Company (collectively, a “Liquidation”), or (ii) a Deemed Liquidation of the Company (each of (i) and (ii), a “Distribution Event”), then (unless other authorized in writing by the Preferred Majority) all dividends, assets or proceeds legally available for distribution to the Shareholders in such event (the “Distributable Proceeds”) shall be distributed among the Shareholders according to the following order of preference.

7.4.1. Distribution Waterfall.

(i) First, each holder of Preferred Shares shall be entitled to receive, in respect of each Preferred Share held by such person, on a pari passu basis and prior and in preference to all other holders of Shares of the Company, an amount per share equal to the higher of (a) its Original Issue Price plus all declared but unpaid dividends (such amount, the “Preferred Preference Amount”); or (b) such amount per share as would have been payable from the Distributable Proceeds had all such Preferred Shares been converted into Ordinary Shares pursuant to Section 7.2 immediately prior to such Distribution Event (such amount, the “As-Converted Amount”). If upon the occurrence of such Distribution Event, the holders of Preferred Shares are entitled to receive the Preferred Preference Amount and the Distributable Proceeds shall be insufficient to permit the full payment of the Preferred Preference Amount, then the Distributable Proceeds shall be distributed ratably among all the holders of Preferred Shares only, and in proportion to the preferential amounts such Shareholders are entitled to receive as specified above.

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(ii) Second, following payment of the full amounts required to be paid to holders of Preferred Shares pursuant to Section 7.4.1(i) above, the remaining Distributable Proceeds available for distribution (if at all) shall be distributed among the holders of Ordinary Shares on a pro rata basis in proportion to the number of Ordinary Shares held by the respective holders thereof.

For the avoidance of doubt, it is the intention of this Section 7.4.1 that the holders of Preferred Shares be entitled to a “non-participating” senior liquidation preference equal to one times (1x) the applicable Original Issue Price applicable to such Preferred Shares.

7.4.2. For the purpose of calculating whether Distributable Proceeds to which the holders of Preferred Shares are entitled to have exceeded the Preferred Preference Amount under Section 7.4.1, the Distributable Proceeds shall exclude any escrow /holdback amounts or any future payments to be made pursuant to contingency provisions (i.e. earn-out payments and other contingent payments payable on account of the Shares sold, and amounts placed in escrow / holdback to indemnify the purchaser against breach of representations and warranties and customary covenants, that are released based on a defined time period that has elapsed) (collectively, “Contingent Payments”) (the Distributable Proceeds after exclusion of such Contingent Payments, the “Initial Consideration”), such that the Distributable Proceeds shall be allocated among the Shareholders in accordance with this Section 7.4 as if the Initial Consideration were the only Distributable Proceeds. Thereafter, any Contingent Payment which becomes payable to the Shareholders (or the Company, as applicable) that is actually paid to the Shareholders or the Company, shall be allocated among the Shareholders in accordance with this Section 7.4 after taking into account the previous payment of the Initial Consideration and the Contingent Payment as part of the same transaction.

7.4.3. In the event that the requirements of this Section 7.4 are not complied with in connection with a proposed Liquidation or Deemed Liquidation, then:

7.4.3.1. the Company shall forthwith cause the closing of the Liquidation or Deemed Liquidation to be postponed until such time as the requirements of this Section 7.4 have been complied with, provided that and to the extent the Company is a party to such Liquidation or Deemed Liquidation; and

7.4.3.2. until such time as the requirements of this Section 7.4 have been complied with, the Liquidation or Deemed Liquidation shall be void, and the rights, preferences and privileges of the Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice given of such event.

7.4.4. Whenever the distribution provided for in this Subsection shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in such Distribution Event, and if not so determined, as mutually determined in good faith by the Board (or by the liquidator in the case of winding up) and the Preferred Majority.

7.4.5. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Preferred Shareholder and/or Ordinary Shareholder, respectively, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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7.5. Issuance of Additional Preferred Shares. In the event that after the Original Issue Date the Company shall issue Additional Shares (including Additional Shares deemed to be issued pursuant to Article 7.2.5(v)), other than in a Qualified Financing or a Post-Approval Financing (such financing, the “Non-Qualified Financing”), the Company shall, concurrently with the closing of the Non-Qualified Financing, deliver additional Preferred A Shares to the Investors (such Preferred Shares, the “Make-Whole Preferred Shares”) such that, following the delivery of the Make-Whole Preferred Shares, the Investor’s beneficial ownership of the Company’s share capital on an as-converted basis shall be equal to 50% of the difference between (i) the percentage that the Investor’s beneficial ownership of the Company’s Preferred Shares on an as-converted basis as measured immediately before the Non-Qualified Financing and (ii) the Investor’s beneficial ownership of the Company’s Preferred A Shares on an as-converted basis as measured immediately after the Non-Qualified Financing, but before taking into account the issuance of any Make-Whole Preferred Shares. For the avoidance of doubt, the Investors shall not be entitled to any Make-Whole Preferred Shares in connection with any issuance of Additional Shares as of the date of the FDA Approval.

8. Special Rights; Modification of Rights;

Subject to the provisions of these Articles, including, without limitation, Article 41, and subject further to the Companies Law, the Company may issue shares with such preferred or deferred rights or issue from its unissued capital, if such exists, redeemable preferred shares, shares with limited or special rights, limited or preferred rights to dividends or limited or preferred voting or other rights as the Company may decide from time to time.

8.1. Subject to any other special majority requirement in these Articles, including, without limitation, pursuant to Article 41, if at any time the share capital is divided into different classes of shares, the Company may modify, convert, broaden, add or otherwise alter the rights, privileges, advantages, restrictions and provisions related at that time to the shares of any class by a resolution passed at a general meeting of the holders of all the Shares as one class, and subject to any other special majority requirement in these Articles, including, without limitation, pursuant to Article 41, the holders of the Ordinary Shares, the Preferred Shares and any other class of preferred shares, shall not be entitled to any class vote, except with respect to adverse changes of the rights attached to such shares under the Articles. It is hereby clarified that any resolution required to be adopted pursuant to these Articles by the consent of a separate class of shares, whether by way of a separate general meeting of such class or by way of written consent, shall be given by the holders of shares of such class entitled to vote or give consent thereon and no holder of shares of a certain class shall be banned from voting or consenting by virtue of being a holder of more than one class or series of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares. A Shareholder shall not be required to refrain from participating in the discussion, voting and/or consenting on any resolution concerning an amendment to any class or series of shares held by such Shareholder, due to the fact that such Shareholder may benefit in one way or another from the outcome of such resolution.

8.2. The provisions of these Articles relating to general meetings and to the convening thereof and to notices in respect thereof and to resolutions to be passed thereat shall, mutatis mutandis, apply to every separate general meeting as mentioned above.

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8.3. Unless otherwise provided by these Articles, including without limitation Article 41, it is agreed that (a) the enlargement of an existing class of shares, or the issuance of additional shares thereof, (b) the creation of any new class of shares (including a class superior to other classes or pari passu with other classes), or the issuance of shares thereof, and (c) a waiver or a change, in whole or in part, to a right, preference or privilege of a class of shares (such as liquidation rights, anti-dilution rights, registration rights, pre-emptive rights, etc., whether set forth in these Articles or in any agreement), whether applied on a one-time or permanent basis and whether applied in connection with a current or a future event, which waiver or change is applied in the same manner to all classes of shares to which such waiver or change is or may be applicable, regardless of whether the economic effect of such change affects classes of shares differently, shall not be deemed to be an adverse change to the rights attached to any class or series of shares. Furthermore, any waiver or change to the rights attached to a class of shares shall not be deemed to be a change to the rights attached to any other class of shares. The aforementioned shall not derogate from Article 41 to the extent applicable.

8.4. All Shares held by two or more Shareholders who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under these Articles for such Shareholders, including rights which are conditioned on the relevant Shareholder holding Shares representing a minimum percentage, etc.

8.5. Notwithstanding anything to the contrary herein, any amendment to, or waiver of, rights granted specifically by name in these Articles to a certain Shareholder shall require the prior written consent of such Shareholder.

9. Alteration of Share Capital.

9.1. Subject to any other special majority requirement in these Articles, including, without limitation, pursuant to Article 41 and any other provision hereof conferring special rights as to voting, or restricting the right to vote, the Company may from time to time, by a Shareholders Resolution, whether or not all the shares authorized have been issued, and whether or not the whole of the Shares then issued has been called up for payment, increase its share capital by the creation of new Shares, and such increase shall be in such amount and shall be divided into Shares of such nominal amounts, and be issued subject to such restrictions and terms and with such rights and preferences, as the resolution creating the same shall provide, and in particular the Shares may be issued with preferential or deferred rights as to dividends or the distribution of assets and with special, limited or no voting rights.

9.2. Unless otherwise provided in the resolution authorizing the increase of share capital, the new Shares shall be subject to the same provisions applicable to the Shares of the original capital with regard to the payment of calls, lien, forfeiture, transfer, transmission and otherwise.

10. Consolidation; Subdivision; Cancellation and Reduction of Share Capital.

10.1. Subject to any other special majority requirement in these Articles, including, without limitation, pursuant to Article 41 below, the Company may, by a Shareholders Resolution and in accordance with and subject to the Companies Law:

10.1.1. Consolidate its share capital or any portion thereof and divide it into Shares of larger nominal value than its existing Shares;

10.1.2. Divide its existing Shares or any portion thereof by subdivision into Shares of smaller nominal value;

10.1.3. Cancel any unissued Shares provided there is no obligation of the Company, including a contingent obligation, to issue the Shares, and reduce in such manner its share capital by the amount of the Shares which were cancelled;

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10.1.4. Reduce its share capital in any manner permitted by law and subject to any condition required by law.

10.1.5. Convert part of its issued and paid-up Shares into deferred shares.

10.2. With respect to any consolidation of issued Shares into Shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions, subject to applicable law:

10.2.1. Determine, as to the holder of Shares so consolidated, which issued Shares shall be consolidated into each Share of larger nominal value;

10.2.2. Allot, in contemplation of or subsequent to such consolidation or other action, such Shares or fractional shares sufficient to preclude or remove fractional share holdings;

10.2.3. Redeem in the case of redeemable Shares, and subject to applicable law, such Shares or fractional Shares sufficient to preclude or remove fractional share holdings; and

10.2.4. Cause the transfer of fractional Shares by certain Shareholders of the Company to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional Shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article.

SHARES

11. Allotment of Shares.

Subject to and in addition to any other special majority requirement in these Articles, including, without limitation, pursuant to Article 41, the Shares other than the issued and outstanding Shares, shall be under the control of the Board of Directors who may issue or allot them or give any person the option to acquire them or otherwise dispose of them for cash or other consideration to such persons, on such terms and conditions, and either at a premium or at par, or, subject to the provisions of the Companies Law, at a discount and at such times as the Board of Directors may deem fit, and with full authority to serve on any person a call on any Shares either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit.

12. Pre-Emptive Rights.

12.1. Prior to the consummation of an IPO, if the Company proposes to issue or sell any New Securities, the Company shall grant, prior to such issuance, to each Preferred Shareholder (each, an “Entitled Holder”) the right to purchase its pro-rata share of the New Securities. An “Entitled Holder’s pro-rata share”, for purposes of this Article, is the ratio of the number of Ordinary Shares held by such Entitled Holder immediately prior to the issuance of the New Securities (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Option or Convertible Security then held by such Entitled Holder) in relation to the total number of all Ordinary Shares issued and outstanding (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Option or Convertible Security then issued and outstanding) immediately prior to the issuance of New Securities. Each Entitled Holder who exercises in full its right to purchase its Entitled Holder’s pro-rata share of the New Securities (an “Exercising Offeree”) shall also be entitled to purchase any or all New Securities offered to and not subscribed for by other Entitled Holders under this Article 12 (and in the event that Exercising Offerees offer to purchase more than all of the unsubscribed portion of the New Securities offered to the Entitled Holders under this Article 12, such portion shall be allocated among such Exercising Offerees relatively to their respective Entitled Holder’s pro-rata share) all for the price and upon the general terms specified in the Company’s written notice pursuant to Article 12.2, by setting forth such intention to do so in its acceptance notice pursuant to Article 12.2, including the quantity of New Securities to be purchased.

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12.2. In the event the Company proposes to issue New Securities, it shall give each Entitled Holder written notice of its intention, describing the type of New Securities, their price and the terms upon which the Company proposes to issue the same. Each Entitled Holder shall have fourteen (14) days after such notice is mailed or delivered to elect to purchase its pro rata share of such New Securities and any additional Shares as may be available for over-allotment, upon the terms and conditions specified in the notice, by giving binding written notice to the Company and stating therein the maximum amount of New Securities elected to be purchased.

12.3. In the event the Entitled Holders fail to exercise fully the preemptive right within the said fourteen (14) days period, the Company shall have one hundred and twenty (120) days thereafter to sell to any third party, the remainder of the New Securities with respect to which the Entitled Holders’ preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Entitled Holders. In the event the Company has not sold the New Securities within the one hundred and twenty (120) days period, the Company shall not issue or sell any New Securities without first complying with the provisions of this Article 12.

12.4. The provisions of Section 290 of the Companies Law shall not apply to the Company.

12.5. This rights set forth in this Article 12 may be waived in writing by the Preferred Majority.

13. Payment of Installments.

If by the conditions of allotment of any Share, the whole or any part of the price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the registered holder of the Share for the time being or from time to time or by his administrators.

14. Registered Holder.

Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any Shares or any right whatsoever in respect of any Shares other than an absolute right to the entirety thereof in the registered holder.

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15. Share Certificates.

15.1. The certificates of title to Shares (“Share Certificates”) shall be issued under the seal or the rubber stamp of the Company and shall bear the signature of one Director, or such other person or persons as are authorized by the Board of Directors.

15.2. Every Shareholder shall be entitled to one Share Certificate for all the Shares registered in his, her or its name, and if the Board of Directors so approves (upon payment of the amount which may from time to time be fixed by the Board of Directors), to several Share Certificates each for one or more such Shares.

15.3. A Share Certificate of Shares registered in the names of two or more persons shall be delivered to the person first named on the Register in respect of such co-ownership.

15.4. If a Share Certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms as to evidence and indemnity, as the Board of Directors thinks fit.

16. Calls on Shares.

16.1. The Board of Directors may from time to time make such calls as it deems fit upon the Shareholders in respect of all moneys unpaid on the Shares held by them respectively, and by the conditions of allotment thereof not made payable at fixed times, and each Shareholder shall pay the amount of every call so made on him to the persons and at the time and place appointed by the Board of Directors. A call may be made payable by installments, and shall be deemed to have been made when the resolution of the Board of Directors authorizing such call was passed.

16.2. No less than fourteen (14) days notice of any call shall be given in writing, specifying the time and place of payment, and to whom such call shall be paid, provided that before the time for payment of such call the Board of Directors may, by notice in writing to the Shareholders, revoke the same or extend the time for payment thereof.

16.3. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

16.4. If by the terms of issue of any Share or otherwise any amount is made payable at any fixed time or by installments at fixed times, whether on account of the nominal value of the Share or by the way of premium, every such amount or installment shall be payable as if it were a call duly made by the Board of Directors of which due notice had been given, and all the provisions herein contained in respect of such calls shall apply to such amount or to such installment.

16.5. If the amount of any call or installment is not paid on or before the due date for payment thereof, then the person who is for the time being the owner of the Share on which the call was made or the installment became due, shall pay interest on the said amount at the maximum rate permissible under law for the time being, or at such lesser rate as may be fixed by the Board of Directors from time to time, as from the date of payment until the same is actually paid. The Board of Directors shall, however, be at liberty to waive the payment of interest, wholly or in part. No Shareholder shall be entitled to receive any dividend or to exercise any privileges as a Shareholder until he shall have paid all calls for the time being due and payable on every share held by him whether alone or jointly with any other person together with interest and expenses (if any).

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17. Prepayment.

If the Board of Directors deems fit, it may receive from any Shareholder willing to advance the same, any amounts due on account of all or any of his shares which have not yet been called or in respect of which the date of payment has not yet fallen due, and, unless otherwise agreed with such Shareholder, the Board of Directors may pay him interest on all or any of the amounts so advanced, up to the date when same would, if not paid in advance, have fallen due, at such rate of interest as may be agreed upon between the Board of Directors and such Shareholder, and the Board of Directors may at any time repay any amount so advanced by giving such Shareholder a seven days’ prior notice in writing.

18. Forfeiture of Shares.

18.1. If any Shareholder fails to pay any call or installment on or before the day appointed for payment of the same, the Board of Directors may at any time thereafter, subject to the provisions of Section 181 of the Companies Law, as long as the said call or installment remains unpaid, resolve to forfeit all or any of the Shares in the event the Shareholder does not pay the same, as provided below, together with any interest that may have accrued and all expenses that may have been incurred by reason of attempting to collect any such non-payment.

18.2. Notice of any such resolution shall be served on the Shareholder. The notice shall name a day (being not less than fourteen (14) days from the date of the notice and which may be extended by the Board of Directors) and a place or places on and at which such call or installment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the Shares in respect of which the call was made or installment is payable will be ipso facto forfeited, save Shares that have been fully paid for.

18.3. Any forfeiture as aforesaid shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

18.4. Any Share so forfeited shall be the property of the Company, subject to Section 308 of the Companies Law, and the Board of Directors may, subject to the provisions hereof, sell, re-allot and otherwise dispose of the same as it may deem fit.

18.5. The Board of Directors may at any time, before any Share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it deems fit. No such annulment shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to these Articles.

18.6. Any Shareholder whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, installments, interest and expenses owing upon or in respect of such Shares at the time of forfeiture, together with interest thereon from the time of forfeiture, until payment, at the maximum rate of interest permissible under law for the time being, and the Board of Directors may enforce the payment of such moneys, or any part thereof, if it so thinks fit, but shall not be under any obligation to do so.

18.7. The provisions of these Articles relating to forfeiture shall apply to any case of nonpayment of a known sum which, according to the terms of issue or allotment of the Share, is payable at any fixed time, whether on account of the nominal value of the Share or by way of premium, as if such a sum were payable under a call duly made, notified and delivered.

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19. Lien.

19.1. Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the Shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such Shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid Share. Such lien shall extend to all dividends from time to time declared or paid in respect of such Share. Unless otherwise decided, the registration by the Company of a transfer of Shares shall be deemed to be a waiver on the part of the Company of the lien (if any) on such Shares, immediately prior to such transfer.

19.2. For the purpose of enforcing such lien, the Board of Directors may sell the Shares subject thereto in such manner as it deems fit; but no sale shall be made until the period for the fulfillment or discharge of the debts, liabilities and engagements as aforesaid shall have arrived, and until notice in writing of the Company’s intention to sell shall have been served on such Shareholder, his executors or administrators, and the payment, fulfillment or discharge of such debts, liabilities or engagements is not made during the seven days after such notice.

19.3. The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of the debts, liabilities or engagements of such Shareholder (including debts, liabilities and engagements which have not yet fallen due for payment or satisfaction) and the remainder (if any) shall be paid to the Shareholder, his executors, administrators or assigns.

20. Sale after Forfeiture or for Enforcement of Lien.

Upon any sale after forfeiture or for enforcing a lien in exercise of the powers hereinbefore given, the Board of Directors may appoint some person to execute an instrument of transfer of the Shares sold and cause the purchaser’s name to be entered in the Register in respect of the Shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register in respect of such Shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale, if grounds for any remedy exist in accordance with law, shall be in damages only and against the Company exclusively.

21. Redemption of Shares.

21.1. Except as set forth in these Articles, the Preferred Shares and Ordinary Shares shall not be redeemable. Notwithstanding the above, at any time after the seventh (7th) anniversary of the Closing, the Company shall, at the option of the Preferred Majority, redeem the Preferred A Shares (but not, to remove doubt, the Preferred A-1 Shares) , on a pari passu basis, at a price per share equal to the Original Issue Price, plus 10% simple annual interest measured from the date of the Closing (the “Redemption Price”). Whenever the Company receives a request for redemption from the Preferred Majority pursuant to this Article 21.1, it shall give written notice of such request within ten (10) days after its receipt of such request to all other holders of Preferred A Shares, and all the Preferred A Shares shall be redeemed. Subject to Article 21.2 below and applicable law, the Company shall pay the Redemption Price in three equal annual installments, commencing within thirty (30) days after the request by the Preferred Majority to the Company.

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21.2. In the event that the Company is lawfully permitted to redeem only a part of the outstanding Preferred A Shares, the Company shall, first, redeem the maximum possible number of Preferred A Shares then outstanding, on a pro rata basis in proportion to the outstanding number of Preferred A Shares held by each holder thereof. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred A Shares, such funds will immediately be used to redeem, in accordance with this subsection, the balance of the shares which the Company has become obliged to redeem but which it has not redeemed.

21.3. Notwithstanding the foregoing, the redemption right pursuant to this Article 21 shall automatically terminate upon the earlier of (i) the consummation of a Qualified IPO, (ii) a bona fide equity financing of the Company raising at least $5 million U.S. Dollars at an original issue price per share of at least three times (3x) the Original Issue Price applicable to the Preferred A Shares (subject to adjustments for stock dividends, splits, combinations and similar events); or (iii) in the event that the Company is able to demonstrate to the holders of Preferred A Shares, as determined by the Preferred Majority in their reasonable discretion, that such redemption would have a material and adverse tax effect on the Company.

22. Purchase of the Company’s Shares.

The Company may, subject to and in accordance with the provisions of the Companies Law and these Articles (including, without limitation, Article 41), purchase or undertake to purchase, or provide financing and/or assistance or undertake to provide financing and/or assistance, directly or indirectly, with respect to the purchase of, its Shares or securities which may be converted into Shares of the Company or which confer rights upon the holders thereof to purchase Shares of the Company.

23. Borrowing Powers.

Subject to the provisions of these Articles (including, without limitation, Article 41), the Board of Directors may from time to time, at its discretion, borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Board of Directors may raise or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as they think fit, and in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.

TRANSFER AND TRANSMISSION OF SHARES.

24. Effectiveness and Registration.

24.1. Any transfer of Shares of the Company, except for Permitted Transfers, as defined below, will be subject to the approval of the Board of Directors, which shall not be unreasonably withheld and shall be provided in reasonable promptness, provided the transfer is made in accordance with the provisions of Articles 24 to 25. In addition, the Company shall be entitled to reject a transfer of Shares if the transfer is to a person convicted of a criminal offense involving moral turpitude or to a competitor or an Affiliate of a competitor of the Company. Further, the Board may refuse to register a transfer in the event that such a transfer would result in the Company having more than fifty (50) shareholders (as determined by the Board of Directors in good faith).

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24.2. No transfer of Shares shall be approved or registered unless a proper instrument of transfer has been submitted to the Company (or its transfer agent) together with the Share Certificate for the transferred Shares (if such has been issued) and with any other evidence the Board of Directors may require in order to prove to its satisfaction the rights of the transferor in the transferred Shares. Subject to the transfer limitations set forth in these Articles, a Shareholder shall not make any transfer of the Shares, unless (i) such transfer is in compliance with these Articles, as shall be amended from time to time and any other agreement governing the subject matter and to which the transferring Shareholder is subject, as shall be from time to time; and (ii) such transferee undertook in advance in writing to be bound by and to be subject to the terms and conditions of the Articles of Association as shall be amended from time to time and any other agreement governing the subject matter and to which the transferring Shareholder is subject, as shall be from time to time, as if it was an original party thereunder.

24.3. The instrument of transfer shall be signed by the transferor and the transferee, shall be duly stamped, if required by law, and the transferor shall be considered the owner of the Shares until the transferee is registered in the Register in respect of the Shares transferred to him. The instrument of transfer of any Share shall be in writing in the following form or as near thereto as possible, or in a usual or accepted form that shall be approved by the Board of Directors:

“I ____________ of _____________ (the “Transferor”) in consideration of the sum of _______ paid to me by __________ of _____________ (the “Transferee”) hereby transfer to the Transferee ________ shares of NIS 0.001 each of Squalus Med Ltd., to be held by the Transferee, the executors and administrators of his estate, his custodian and his legal personal representative, under the same conditions under which I myself held them immediately prior to signing this instrument of transfer, and I, the Transferee, hereby agree to accept the above mentioned Shares in accordance with the above mentioned conditions.

IN WITNESS THEREOF we hereby affix our signatures this ____ day of __________ 20__.

The Transferor	The Transferee”

24.4. The Board of Directors may suspend the registration of transfers during the fourteen (14) days immediately preceding the ordinary general meeting in each year.

24.5. Instruments of transfer that are registered shall remain in the Company’s possession; however, instruments of transfer which the Board of Directors refuses to register in accordance with this Article, shall be returned, on demand, to whomever delivered them along with the Share Certificate (if delivered).

24.6. The executors and administrators of a deceased sole holder of a Share, or, if there are no executors or administrators, the persons beneficially entitled as heirs of a deceased sole holder, shall be the only persons recognized by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the Company shall recognize the survivor or survivors as the only persons having any title to or benefit in the Share. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Share jointly held by him.

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24.7. Any person becoming entitled to a Share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession or such other evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such Shares.

24.8. The Company may recognize the receiver or liquidator of any Shareholder in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of a bankrupt Shareholder as being entitled to the Shares registered in the name of such Shareholder.

24.9. The receiver or liquidator of a Shareholder in winding-up or dissolution, or the trustee in bankruptcy, or any official receiver of any bankrupt Shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, may, with the consent of the Board of Directors (which the Board of Directors may refuse to grant without giving any reason for its refusal), be registered as a Shareholder in respect of such Shares, or may, subject to the regulations as to transfer herein contained, transfer such Shares.

24.10. A person upon whom the ownership of a Share devolves by transmission shall be entitled to receive, and may give a discharge for any dividends or other monies payable in respect of the Share but he shall not be entitled in respect of it to receive notices, or to attend or vote at meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a Shareholder unless and until he shall be registered in the Register.

25. Right of First Refusal.

25.1. The term “Disposition” shall mean any sale, assignment, transfer, pledge, charge or other encumbrance or other dispositions or the grant in any way to third parties of any other rights.

25.2. The term “Permitted Transferee” means (A) with respect to a Shareholder: (i) any member of such Shareholder’s immediate family (i.e. parents, siblings, spouses and children); (ii) any beneficiary of any trust for the benefit of such Shareholder or Shareholder’s immediate family and provided that the transferor undertakes to reacquire the transferred securities in the event the conditions set forth in this definition cease to be satisfied within 12 months of such transfer; and (iii) any entity wholly owned by such Shareholder or jointly owned by such Shareholder’s immediate family members, provided that (a) such Shareholder holds fifty percent (50%) or more of such entity and (b) each immediate family member of the Shareholder owning interests in such entity has granted an irrevocable proxy until an IPO to the Shareholder, in a form approved by the Board, with respect to such transferred securities, and provided further that the transferor undertakes to reacquire the transferred securities in the event the conditions set forth in this definition cease to be satisfied within 12 months of such transfer; (B) in addition, as to each Investor (i) its partners or members, as the case may be; limited or general partnerships managed directly or indirectly by the same or a common management company or the same or a common managing general partner or any entity which controls, is controlled by, or is under common control with the Investor; limited or general partnerships managed directly or indirectly by an Affiliate of the management company or the managing general partner of the general or limited partnership in question (e.g. managed by general partners which are under similar control as the general partner of such Investor); and (ii) transferees that become transferees either (x) in Dispositions which are part of a Disposition of all or substantially all of a portfolio of investments, (y) a Disposition in connection with the dissolution of the fund, or (z) a Disposition resulting from a regulatory or tax constraint applicable to the fund or any of the partners in the fund.

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25.3. The term “Permitted Transfer” means (i) a transfer to a Permitted Transferee; subject to any terms and conditions contained in these Articles and any ancillary agreement with respect to the transferred securities and; provided that a transfer of any share pursuant to this Section 25.3 shall only be treated as a Permitted Transfer if the transferee agrees in writing to be bound by the terms and conditions of these Articles and any ancillary agreement with respect to the transferred securities, and (ii) solely, with respect to the Co-Sale Right set forth in Article 26, a transfer by a Founder to a third party (who is not otherwise a Permitted Transferee) of up to an aggregate of ten percent (10%) of the Shares held by such Founder on the date of the Closing.

25.4. Except for Permitted Transfers in accordance with Section 25.3, if at any time prior to the Qualified IPO, any holder of Ordinary Shares holding 1% or more of issued and outstanding shares of the Company (assuming conversion of Preferred Shares and whether then held or subject to the exercise of options) (in these Articles 25 and 26, the “Selling Shareholder”) desires to effect a Disposition of any or all of his, her or its Ordinary Shares (the “Offered Shares”), such Selling Shareholder shall first give written notice to the Company, which shall promptly thereafter deliver such notice (“Notice of Sale”) to each Entitled Holder (each, an “Offeree”).

25.4.1. The Notice of Sale shall state the following: the number of Offered Shares; that the Offered Shares will, upon the Disposition, be free of all liens, charges and encumbrances, that a bona fide offer has been received from a third party and such third party’s name; and the price, terms of payment and conditions for the purchase of the Offered Shares together with any term sheet or other written offer provided by such third party.

25.4.2. For a period of fourteen (14) days from delivery of the Notice of Sale, each Offeree may elect to purchase all or any part of its pro rata share of the Offered Shares and shall also have a right of over-allotment such that if any Offeree declines or fails to exercise its right hereunder to purchase its pro-rata share of the Offered Shares, each other Offeree exercising its right of first refusal hereunder may purchase such declining Offeree’s portion, on a pro-rata basis to those Offerees exercising their right of over-allotment (based on each purchaser’s pro-rata share).

25.4.3. An Offeree’s “pro-rata share”, for purposes of this Article 25.4, is the ratio of the number of Ordinary Shares held by such Offeree immediately prior to the Disposition of the Offered Shares (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Options or Convertible Securities then held by such Offeree) in relation to the total number of all Ordinary Shares issued and outstanding immediately prior to the Disposition of the Offered Shares then held by all Offerees (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Options or Convertible Securities then held by all the Offerees), excluding the Selling Shareholder.

25.4.4. The right of first refusal under this Section 25.4 shall be exercised by an Offeree by delivery of a binding notice to the Selling Shareholder with a copy to the Company within fourteen (14) days from delivery of the Notice of Sale, stating its election to purchase all or a portion of its pro rata share of such Offered Shares, and to the extent applicable, any additional Shares as may be available for over-allotment, and stating therein the maximum amount of Offered Shares elected to be purchased. If the Offeree(s) expressed their wish to purchase all but not less than all of the Offered Shares (the “Buying Shareholders”), then they shall acquire all such Offered Shares, in proportion to their respective pro rata shares, provided that no Buying Shareholder shall be entitled to acquire under the provisions of this Section 25.4 more than the number of Offered Shares initially accepted by such Buying Shareholder, and upon the allocation to it of the full number of Shares so accepted, such Buying Shareholder shall be disregarded in any subsequent computations and allocations hereunder. Any Shares remaining after the computation of such respective entitlements shall be re-allocated among the Buying Shareholders (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid. The purchase of the Offered Shares shall be on the same terms and conditions as stated in the Notice of Sale.

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25.4.5. If the Offerees did not exercise their right of first refusal or elected to purchase in the aggregate less than all of the Offered Shares, then the Selling Shareholder shall be free, within ninety (90) days of the date of expiration of the Option, to sell all the Offered Shares to the prospective buyer set forth in the Notice of Sale at the price and on the terms contained in the Notice of Sale. If such sale is not consummated within such ninety-day period, the Selling Shareholder shall not sell or transfer the Offered Shares, or any other Shares acquired before or after the date hereof, without again complying with the provisions of this Article 25.4.

25.5. In the event that fractional Shares will need to be transferred, the number of Shares will be rounded to the nearest whole number so that only full Shares will be transferred.

25.6. The provisions of Article 25 shall not apply to a Disposition effected pursuant to Article 27 below (Bring Along) or to Shares sold by Co Sale Holders pursuant to Article 26 or to a Deemed Liquidation.

25.7. The provisions of Article 25 shall be of no further force and effect immediately prior to and conditioned upon the consummation of a Qualified IPO.

25.8. An Offeree may freely assign its rights under this Article 25 to a Permitted Transferee.

26. Co-Sale Rights.

26.1. If, at any time prior to the Qualified IPO, any Selling Shareholder and/or his, her or its Permitted Transferees desires to effect a Disposition of the Offered Shares, except for a Permitted Transfer according to Section 25.3 above, then the provisions of this Article 26 shall apply and each Entitled Holder (in this Article 26, a “Co Sale Holder”) shall have the right to participate on a pro rata basis in the proposed Disposition, all as set forth below.

26.2. The Co Sale Holder’s right to participate shall be exercisable by a written notice to the Company and the Selling Shareholder within fourteen (14) days after receipt of the Notice of Sale (as mentioned in Section 25.4 above), in which each Co Sale Holder wishing to participate in such sale or transfer (the “Participating Shareholder”) shall notify the Selling Shareholder of the number of Shares such Co Sale Holder wishes to sell in such sale or transfer, on the same terms and conditions as the Selling Shareholder, provided however, that such number shall not exceed such Participating Shareholder’s pro rata portion out of the Offered Shares. For the purpose of this Article 26, the term “Participating Shareholder’s pro rata portion” shall mean the number of Ordinary Shares owned at such time by the Co Sale Holder (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Options or Convertible Securities then held by such Co Sale Holder), in proportion to the respective number of Ordinary Shares owned at such time by the Selling Shareholder and all the Participating Shareholders wishing to participate in such sale or transfer (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Options or Convertible Securities then held by such Shareholders). If such option is exercised by the Participating Shareholders, the Selling Shareholder shall not proceed with such sale unless such Participating Shareholders are given the right to participate and if the purchaser in such transaction does not agree to purchase the additional Shares offered for sale by the Participating Shareholders, the number of Offered Shares that the Selling Shareholder may sell in such sale or transfer shall be correspondingly reduced.

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26.3. In the event that a fractional Share will need to be transferred, the number of Shares will be rounded up so that only full Shares are transferred.

26.4. The provisions of this Article 26 shall be of no further force and effect immediately prior to and conditioned upon the consummation of a Qualified IPO.

26.5. A Co Sale Holder may freely assign its rights under this Article 26 to a Permitted Transferee.

27. Bring Along.

27.1. Notwithstanding Article 25 and Article 26 above and without limitation of any provision of applicable law, but subject in any event to Article 7.3 (Distribution Preference) and 41 (Negative Covenants), in the event that prior to an IPO the Shareholders of the Company, who together hold at such time at least a majority of the issued and outstanding share capital of the Company on an as converted basis, which, except in the case of a Qualified Liquidation, must include the Preferred Majority (collectively, the “Proposing Shareholders”), shall have approved and accepted a transaction or series of related transactions with any person or persons regarding a sale, whether through a purchase, merger or otherwise, of all the Company securities, a sale of all or substantially all of the Company’s assets (the “Transaction”), then, provided that such Transaction satisfies the terms of Section 27.1.3 below:

27.1.1. at every meeting of the Shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Shareholders of the Company with respect to any of the following, the other Shareholders (such other Shareholders, collectively, the “Remaining Holders”) shall vote all Shares of the Company that such Remaining Holders then hold or for which such Remaining Holders otherwise then have voting power: (A) in favor of approval of the Transaction and any matter that could reasonably be expected to facilitate the Transaction, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Transaction) between the Company and any person or entity other than the party or parties to the Transaction or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Transaction or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Proposing Shareholders.

27.1.2. If the Transaction is structured as (A) a merger or consolidation, each Remaining Holder shall waive any dissenting minority or similar rights in connection with such merger or consolidation, or (B) a sale of Shares, each Remaining Holder shall agree to sell all of the Shares and rights to acquire Shares of the Company held by such Remaining Holder on the terms and conditions approved by the Proposing Shareholders.

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27.1.3. Each Remaining Holder shall take all necessary actions in connection with the consummation of the Transaction as requested by the Company or the Proposing Shareholders and shall, if requested by the Proposing Shareholders, execute and deliver any agreements and instruments prepared in connection with such Transaction which agreements are executed by the Proposing Shareholders and approved by the Board, provided that upon the consummation of the Transaction:

(i) each holder of the Company’s Shares will receive the same form of consideration for their Shares of such type as is received by other holders in respect of their Shares of such same type;

(ii) each holder of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series;

(iii) each holder of Ordinary Shares will receive the same amount of consideration per Ordinary Shares as is received by other holders in respect of their Ordinary Shares;

(iv) any representations and warranties to be made by a Remaining Holder in connection with the Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, legal proceedings and tax issues, including, but not limited to, representations and warranties that (A) the Remaining Holder holds all right, title and interest in and to the Shares such Remaining Holder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Remaining Holder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Remaining Holder have been duly executed by the Remaining Holder and delivered to the acquirer and are enforceable against the Remaining Holder in accordance with their respective terms; and (D) neither the execution and delivery of documents to be entered into in connection with the Transaction, nor the performance of the Remaining Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(v) the Remaining Holder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company);

(vi) unless a Preferred Majority elects to receive a lesser amount by written notice given to the Company at least ten (10) days prior to the effective date of any such Transaction, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation (assuming for this purpose that the Transaction is a Deemed Liquidation) in accordance with these Articles (including Article 7);

(vii) the liability for indemnification, if any, of such Remaining Holder in the Transaction and for the inaccuracy of any representations and warranties made by the Company or its Shareholders in connection with such Transaction, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), and is applied in accordance with the provision of Article 7 (including Section 7.4.2), such that the net payments retained by the Shareholders shall at all times be allocated as if such retained amounts were the only amounts distributed to the Shareholders under Article 7;

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(viii) liability shall be limited to such Remaining Holder’s applicable pro rata share (determined based on the respective Distributable Proceeds payable to each Shareholder in connection with such Transaction in accordance with the provisions of Article 7) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Transaction, except with respect to claims related to fraud, willful misrepresentation or willful misconduct by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(ix) that no Preferred Shareholder shall be bound by a non-competition or other restrictive covenant without its written consent (which may also be provided in the form of a Shareholder resolution) (excluding indemnification obligations as set forth in Section 27.1.3 and confidentiality obligations).

27.1.4. In the event that a Remaining Holder fails to surrender its certificate in connection with the consummation of a Transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Remaining Holder and the Board of Directors shall be authorized to establish an escrow account, for the benefit of such Remaining Holder into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

27.1.5. Each Remaining Holder hereby grants to such person as may be designated by the Board an irrevocable proxy, coupled with an interest, effective upon a failure or a refusal by any such Remaining Holder to vote its Shares in accordance herewith, to vote all of such Remaining Holder’s Shares and to take such other actions to the extent necessary to carry out the provisions of this Article 27 in the event of any breach or imminent breach of this Article 27 by such Remaining Holder, or its affiliates, successors, custodians or assigns. The Company and all of its shareholders, each agree and acknowledge that: (i) monetary damages would not adequately compensate an injured party for the breach of this Article 27 by any party; (ii) this Article 27 shall be specifically enforceable; and (iii) any breach or threatened breach of this Article 27 shall be the proper subject of a temporary or permanent injunction or restraining order.

27.2. The majority set forth in Section 27.1 is hereby determined also for the purposes of Sections 341 of the Companies Law, and the procedure set forth in Section 341 of the Companies Law regarding the forced sale by Shareholders which do not participate in the Transaction shall apply. Notwithstanding Section 341 of the Companies Law to the contrary: (i) the price and other terms and conditions of a Transaction shall be considered to apply equally as to all Shareholders, if the application of such price and all such other terms and conditions to the respective Shares of the Company held by each Shareholder is made based upon and in accordance with the respective rights, preferences and privileges applicable to such Shares under these Articles (e.g., if each such Share receives the respective portion of the proceeds of such proposed Transaction as determined pursuant to the provisions of Article 7.3 above); and (ii) any bonus, retention payment, monetary incentive, management compensation and/or any similar payment or arrangement, payable or offered in connection with the Transaction by either the Company or by the purchaser in the Transaction to any Shareholder of the Company in his/her capacity as an employee or service provider of the Company and separately from any payment or distribution to which such Shareholder is entitled by virtue of his ownership of Shares in the Company, shall not be deemed contrary to the provisions of Section 341 of the Companies Law and Shareholders not receiving any such separate payment shall not be deemed, for purposes of Section 341 of the Companies Law, to be treated unequally compared to any Shareholders receiving such payment.

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27.3. For the removal of doubt, any proceeds payable to the Shareholders hereunder shall be distributed in accordance with the provisions relating to Distribution Preference as set forth in the Section 7.4 above.

28. Other Subject Securities

The Company shall not issue any securities, or any other right to subscribe for, or convert to, securities (including options or Shares issued or granted under option or share incentive plan approved by the Board), or effect any transfer of securities by any Shareholder until it has satisfactory evidence that such subscriber or transferee (to the extent such subscriber or transferee is not a Shareholder prior to the issuance or transfer) shall be bound by, and be subject to, the provisions of these Articles, including without limitation, Articles 25, 26 and 27 hereof. The Company shall include in any agreement with any person relating to the issuance of any securities, or any other right to subscribe for, or convert to, securities (including in any option or share incentive plan or agreement) the provisions contained in Articles 25, 26 and 27 hereof.

RECORD DATE FOR NOTICE OF GENERAL MEETING

29. Notwithstanding any other provision of these Articles to the contrary, and subject to applicable law, the Board of Directors may fix a date, not exceeding sixty (60) days prior to the date of any general meeting, as the date as of which Shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were registered in the Register as holders of voting Shares on such date and no others shall be entitled to notice of and to vote at such meeting. A determination of Shareholders of record entitled to notice of and to vote at any meeting shall apply to any adjournment of such meeting, provided however, that the Board may fix a new record date for the adjourned meeting.

GENERAL MEETINGS

30. Annual General Meeting.

Annual general meetings shall be held at least once in every calendar year, but not later than fifteen (15) months after the last preceding annual general meeting, at such time and place as the Board of Directors may determine. The function of the annual general meeting shall be to receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the Directors and auditors; to appoint auditors and to fix their remuneration; and to transact any other business which under these Articles or applicable law may be transacted by a general meeting. All other meetings of the Company shall be called “Extraordinary General Meetings”.

31. Extraordinary General Meetings.

The Board of Directors may whenever it thinks fit convene an Extraordinary General Meeting, and shall be obliged to do so upon a request in writing as provided in the Companies Law.

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32. Notice.

32.1. Unless a longer period is prescribed by applicable law, at least a seven (7) day prior notice, specifying the place, the day and the hour of the meeting and the general nature of every matter on the agenda, shall be given to all Shareholders entitled to receive notices by notice sent by mail, fax, e-mail or otherwise served as hereinafter provided. Notwithstanding the foregoing, if all Shareholders entitled to receive notices of general meetings so agree, a general meeting may be held if less than seven (7) days notice or the period otherwise required by law, as the case may be, is given and generally in such manner as such Shareholders may approve.

32.2. The accidental omission to give notice of a meeting to any Shareholder, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting.

PROCEEDINGS AT GENERAL MEETINGS

33. Quorum.

33.1. Subject to Article 41, no business shall be transacted at a general meeting unless the requisite quorum is present at the commencement of the business, and no resolution shall be passed unless the requisite quorum is present when the resolution is voted upon. Unless otherwise provided in these Articles, one or more Shareholders, present in person or by proxy, holding or representing Shares conferring in the aggregate at least the majority of the voting rights of the Company (on as converted basis) shall constitute a quorum.

33.2. Shareholders entitled to be present and vote at a general meeting may participate in a general meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute attendance in person at the meeting.

33.3. Subject to Article 41, if a meeting is called and no quorum is present, within half an hour from the time appointed for the meeting, it shall stand adjourned to the same day in the next week (or the first Business Day thereafter) after the day it was originally called for, at the same time and place or such time and place as the Directors may determine. If at such adjourned meeting the quorum specified in Article 33.1 is not present half an hour from the time stated, then any one or more Shareholders present in person or by proxy shall constitute a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

34. Chairman.

34.1. The Chairman of the Board of Directors will serve as the Chairman of the general meetings of the Company. If the Board of Directors has no Chairman or if he is not present from the time stated for the commencement of the meeting, those present may choose from amongst them a person to chair the meeting.

34.2. The Chairman of any general meeting of the Company shall not be entitled to a second or casting vote.

35. Adoption of Resolutions at General Meetings.

35.1. Unless otherwise prescribed by applicable law or by these Articles, including, without limitation, Article 41, a resolution of the Shareholders will be deemed adopted if approved by a simple majority of the voting rights of the Company represented personally or by proxy and voting thereon at a meeting at which a quorum is present.

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35.2. Every question submitted to a general meeting shall be decided by a show of hands, but if a written ballot is demanded by a Shareholder, present in person or by proxy and entitled to vote at the meeting, the same shall be decided by a written ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a written ballot is demanded after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by a written ballot. If a written ballot is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, and either at once or after an interval or adjournment, or otherwise, and the result of the written ballot shall be deemed to be the resolution of the meeting at which the written ballot was demanded. The demand for a written ballot may be withdrawn at any time before the written ballot is taken. The demand for a written ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the written ballot has been demanded. A written ballot demanded on the election of a Chairman and on a question of an adjournment of a meeting shall be taken forthwith.

35.3. A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or rejected, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

36. Power to Adjourn.

The Chairman of a general meeting at which a quorum is present may, with the consent of the holders of a majority of the voting rights of the Company represented, personally or by proxy, at the meeting and voting on the question of adjournment, adjourn the same from time to time and from place to place and the Chairman shall do so if so directed by the meeting; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. A notice of the adjournment and of the matters to be included on the agenda of the adjourned meeting shall be given to all Shareholders.

37. Resolutions in Writing.

A resolution in writing signed by Shareholders having not less than the number of votes that would be necessary to authorize or take such action at general meetings or to which all such Shareholders have given their written consent (including, but not limited to, by letter, facsimile, e-mail or otherwise) shall be deemed to have been adopted as if it were adopted as a regular, special or extraordinary resolution (as the case may be) at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in like form and signed or consented to as aforesaid, by one or more Shareholders.

38. Votes of Shareholders.

38.1. Subject to any special conditions, rights or restrictions to voting rights set forth in the terms of issue of any Shares or attached at the time to any class of Shares, including, without limitation, Article 41, every Shareholder present in person or by proxy, whether in a vote by a show of hands or by written ballot, shall have one vote for each Ordinary Share held by him of record and in the case of a Preferred Shareholder, one vote for each Ordinary Share into which the Preferred Shares held by him of record could be converted.

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38.2. A company or other corporate body being a Shareholder of the Company may duly authorize any person it deems fit to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf, as provided for below. Any person so authorized shall be entitled to exercise on behalf of the corporation which he represents all the powers which the corporation could have exercised if it were an individual Shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form reasonably acceptable to the Chairman) shall be delivered to him.

38.3. In case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

38.4. Shareholders may vote either personally or by proxy, or, if the Shareholder is a company or other corporate body, by a representative pursuant to Article 38.2 or by a duly authorized proxy, as prescribed hereinafter.

38.5. No Shareholder (or proxy or representative of a Shareholder) shall be entitled to vote at a general meeting unless all calls or other sums presently payable by him in respect of his Shares in the Company have been paid.

39. Class Meetings.

The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to any separate General Meeting of the holders of the Shares of a particular class, provided however, that the requisite quorum at such separate General Meeting shall be Shareholder(s) present in person or proxy holding Shares conferring in the aggregate a majority of the voting power of the Shares of such class, on an as converted basis.

40. Proxy.

40.1. Any instrument appointing a proxy or representative shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, under its common seal if any, or under the hand of some officer duly authorized in that behalf.

40.2. Every instrument of proxy, whether for a specified meeting or otherwise shall, as nearly as circumstances will admit, be substantially in the following form:

“I ____________________ of ______________ being a Shareholder of SQUALUS MED LTD. (the “Company”) hereby appoint ____________ of ___________ or, failing him, ______________ of ______________ as my proxy to vote for me and on my behalf at the Annual or Extraordinary or Adjourned (as the case may be) General Meeting of the Company, to be held on the ____ day of ____ and at any adjournment thereof.

IN WITNESS WHEREOF, I affix my signature this ___ day of _______ 2____.”

40.3. A vote given in accordance with the terms of an instrument of appointment of attorney or proxy shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the Share in respect of which the vote is given, unless notice in writing of the death, revocation or transfer shall have been received at the Office or by the Chairman of the meeting before the vote is given.

40.4. The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

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41. Negative Covenants.

41.1. Until the consummation of an IPO or Deemed Liquidation, so long as 30% of the Preferred A Shares issued in the transaction contemplated in the Share Purchase Agreement are outstanding, the Company shall not, whether by action or through resolution of the Company’s general meeting, take any action (including any action effected by merger, consolidation or other reorganization) set forth below, without first obtaining the consent (by vote or written consent) of the Preferred Majority:

41.1.1. liquidate, dissolve or wind up the affairs of the Company or effect any Deemed Liquidation Event, other than a Qualified Liquidation;

41.1.2. amend, alter, or repeal any provision of these Articles in a manner adverse to the Preferred Shares, it being clarified that the creation of securities senior to or pari passu with the Preferred Shares or any change in the authorized number of any shares of the Company to support the same, solely in connection with a Qualified Financing or Post-Approval Financing, shall not be deemed to have an adverse or disproportional impact on the Preferred Shares;

41.1.3. create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless the same ranks pari passu or junior to the Preferred Shares with respect to its rights, preferences and privileges, other than as necessary to effectuate a Qualified Financing or Post-Approval Financing;

41.1.4. sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets without approval of the Board of Directors, including the Preferred Director; or

41.1.5. increase or decrease the authorized number of directors constituting the Board of Directors or change the number of votes entitled to be cast by any director or directors on any matter.

41.2. Until the consummation of an IPO or Deemed Liquidation, so long as the holders of Preferred Shares are entitled to elect a director, the Company will not, without Board approval, which approval must include the affirmative vote of the then-seated Preferred Director:

41.2.1. make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

41.2.2. make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the Ordinary Course of Business or under the terms of an employee stock or option plan approved by the Board of Directors;

41.2.3. guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the Ordinary Course of Business;

41.2.4. incur any aggregate indebtedness in excess of $1,000,000 that is not already included in a Board-approved budget, other than trade credit incurred in the Ordinary Course of Business;

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41.2.5. change the principal business of the Company, enter new lines of business, or exit the current line of business;

41.2.6. sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the Ordinary Course of Business; or

41.2.7. enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company or to the Company of assets greater than $1,000,000.

41.3. The Negative Covenants in Section 41.1 and Section 41.2 shall also apply, to the extent applicable, to actions by any direct or indirect subsidiary of the Company.

41.4. This Article 41, including without limitation, this Section 41.4, may not be amended without the consent of the Preferred Majority so long as 30% of the Preferred A Shares issued in the transaction contemplated in the Share Purchase Agreement are outstanding; provided, however, that this Article 41 may be amended in connection with a Qualified Financing or Post-Approval Financing without the written consent of the Preferred Majority (a) to add additional negative covenants or provide the investors purchasing preferred shares in such Qualified Financing or Post-Approval Financing additional, senior or similar approval rights (including, without limitation, the additional approval of one or more directors nominated by such investors purchasing preferred shares in such Qualified Financing or Post-Approval Financing) or increase (but not decrease below a majority of the then outstanding Preferred Shares) the approval threshold required to amend or waive the negative covenants set forth in this Article 41; and (b) so long as such amendment of this Article 41 does not terminate or materially and adversely change any of the negative covenants expressly set forth above.

BOARD OF DIRECTORS

42. Powers of the Board of Directors.

42.1. In addition to all powers and authorities of the Board of Directors as specified in the Companies Law, the determination of the Company’s policy, and the supervision of the General Manager and the Company’s officers shall be vested in the Board of Directors. In addition, the Board of Directors may exercise all such powers and do all such acts and things as the Company is, by these Articles or under the law, authorized to exercise and do, and are not hereby or by statute directed or required to be exercised or done by the Company in a general meeting, but subject, nevertheless, to the provisions of the Companies Law, and to these Articles and any regulations or resolution not being inconsistent with these Articles made from time to time by the Company in a general meeting; provided that no such regulation or resolution shall invalidate any prior act done by or pursuant to the directions of the Board of Directors which would have been valid if such regulation or resolution had not been made.

42.2. Without prejudice to any of the general powers granted to the Board of Directors in accordance with above Article and any other powers granted to it under these Articles, and without restricting or reducing in any way any of the above mentioned powers, it is hereby explicitly declared that the Board of Directors shall have the following powers:

42.2.1. To appoint a person or persons (whether they be incorporated or not) to receive and hold in trust for the Company any property whatsoever that belongs to the Company or that the Company has an interest in, or for any other purpose and to execute and perform all actions, deeds and necessary activities with relation to any such trust, and to see to the remuneration of any such trustee(s).

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42.2.2. To initiate, manage, defend, compromise or discontinue any and all legal proceedings on behalf of or against the Company or its officials or that pertain in any way to its affairs, and to compromise and extend the period for payment or discharge of any debt due or suits or claims by or against the Company.

42.2.3. To refer any suit or claim by or against the Company to arbitration.

42.2.4. To determine, from time to time, those authorized to sign in the Company’s name on bills of exchange, promissory notes, receipts, certificates of receipt, endorsements, checks, certificates of dividend, releases, contracts and other documents of any kind whatsoever.

42.2.5. In general and subject to the provisions of the Companies Law and these Articles, to delegate to any person, firm, company or variable group of people, the powers, authority and discretion vested in the Board of Directors.

43. Delegation of Powers.

43.1. To the extent provided under Sections 112 and 288 of the Companies Law, the Board of Directors may for any particular matter delegate any or all of its powers to committees consisting of one or more Directors as the Board of Directors may deem fit, with each Preferred Director being entitled to sit on any such committee if he or she so chooses (a “Committee”), and it may from time to time revoke such delegation. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate powers.

43.2. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board of Directors.

43.3. The meetings and proceedings of any such Committee, shall be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as the same are applicable thereto, and so far as not superseded by any regulations made by the Board of Directors under this Article.

43.4. The Board of Directors may appoint a Secretary to the Company, and may appoint officers, personnel, agents and servants, for fixed, provisional or special duties, as the Board of Directors may from time to time deem fit, and may from time to time, in their absolute discretion, suspend the service of any one or more of such persons. The Board of Directors may determine the powers and duties, as well as the salaries, of such persons and may demand security in such cases and in such amounts as it deems fit.

44. Composition.

44.1. The Board of the Company and each subsidiary shall consist of a total of up to three (3) directors, and the Board of the Company and each subsidiary shall be comprised as follows:

44.1.1. Each Founder shall be entitled to appoint (and serve as) one (1) Director.

44.1.2. So long as at least 30% of the shares of Preferred A Shares issued in the transaction contemplated in the Share Purchase Agreement are outstanding, the holders of a majority of the issued and outstanding Preferred Shares shall be entitled to appoint one (1) Director, which will be designated by Innovation.

44.2. Each Preferred Director shall be entitled to membership in all committees of the Board and to sit on the board of directors of all subsidiaries.

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44.3. For the avoidance of doubt, any representative serving as a director on the Board of Directors pursuant to the provisions of Section 44.1 may be designated and/or removed only by a written notice delivered to the Company (which will contain the identity of the representative director) by the party or parties authorized to make such designation, without the need for any further action including but not limited to a resolution at a General Meeting. Notwithstanding the provisions of Sections 59 and 230(a) of the Companies Law, the General Meeting of the Company shall not be entitled to appoint or remove from his office any director of the Company.

44.4. Any vacancy in a directorship shall be filled only by a person nominated by those who are entitled to appoint the director whose seat is vacant.

44.5. Notwithstanding anything contained herein to the contrary, (i) Sections 44.1.1 may not be amended without the prior written consent of the Founders (acting by majority in interest), and (ii) Sections 44.1.2, 44.2 and 44.5 may not be amended without the prior written consent of Innovation, or if Innovation does not hold a majority of the outstanding Preferred Shares, the Preferred Majority; provided that, if Innovation does not respond to a request for approval within twenty one (21) days or becomes an inactive corporation, its approval shall no longer be required.

45. Alternate Directors.

45.1. Subject to the provisions of the Companies Law, a Director shall have the right, by written notice to the Company, to appoint a person as a substitute to act in his place, to remove the substitute and appoint another in his place and to appoint a substitute in place of a substitute whose office was vacated for any reason whatsoever. A person who is not qualified to be appointed as a Director, may not be appointed as a substitute Director.

45.2. Any notice given to the Company as aforesaid shall become effective on the date fixed therein, upon delivery to the Company. Unless the appointing Director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing Director ceases to be a Director or terminates the appointment.

45.3. A substitute for a Director shall have, subject to any instructions or limitations contained in the instrument appointing him, all the authority and powers held by the Director for whom he acts as substitute, provided however, that he may not in turn appoint a substitute for himself (unless the instrument appointing him otherwise expressly provides), and provided further that a substitute shall have no standing at any meeting of the Board of Directors or any committee thereof at which the Director appointing him is personally present or at which the Director appointing him is not entitled to participate in accordance with applicable law.

45.4. The office of a substitute for a Director shall ipso facto be vacated if he is removed by the Director appointing him, or if the office of the Director for whom he acts as substitute is vacated for any reason whatsoever, or if one of the circumstances described in Article 45 should befall the substitute.

45.5. A substitute Director shall alone be responsible for his actions and omissions, and shall not be deemed an agent of the Director(s) who appointed him.

45.6. Every substitute shall be entitled to receive, so long as he serves as a substitute, notice of meetings of the Board of Directors and of any relevant committees.

46. Vacation of Office.

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The office of a Director shall ipso facto be vacated upon the occurrence of any of the following events:

46.1. Upon his death, or, if the Director is a company - upon its winding-up;

46.2. Should he be declared to be of unsound mind;

46.3. Should he become bankrupt;

46.4. Should he resign his office by notice in writing to the Company;

46.5. He is removed from office by written notice to the Company pursuant to Article 44 above;

46.6. He is convicted of an offense as described in Article 232 of the Companies Law;

46.7. He is removed by a court of law in accordance with Article 233 of the Companies Law.

47. Qualification of Directors.

47.1. Subject to applicable law, a Director who has ceased to hold office shall be eligible for re-election or re-appointment.

47.2. A Director shall not be required to hold qualification shares.

48. Conflict of Interest; Approval of Related Party Transactions.

48.1. Subject to the provisions of the Companies Law and these Articles (including without limitation Article 41), the Company may enter into any contract or otherwise transact any business with any Director, or other Office Holder (as defined in the Companies Law), in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract or otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

48.2. Unless and to the extent provided otherwise in the Companies Law, a Director or other Office Holder, shall not participate in deliberations concerning, nor vote upon a resolution approving, a transaction with the Company in which he has a personal interest.

49. Remuneration of Directors.

49.1. A Director may be paid remuneration by the Company for his services as a Director to the extent such remuneration is approved by a Shareholders Resolution and pursuant to the Companies Law.

49.2. Directors and Alternate Directors, who are not employees of the Company, shall be entitled to reimbursement from the Company for all reasonable travel, board and lodging expenses incurred in connection with performance of their duties as members of the Board of Directors of the Company.

PROCEEDINGS OF THE BOARD OF DIRECTORS

50. Meetings of the Board of Directors.

50.1. The Board of Directors shall convene its meetings, and may adjourn and otherwise regulate the proceedings of such meetings, as the Directors thinks fit.

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50.2. In addition, the Chairman of the Board of Directors or any Director may, at any time, convene a meeting of the Board of Directors.

50.3. Notice of a meeting of the Board of Directors may be sent to all Directors at their registered addresses, by facsimile, e-mail or other reliable written form/method of transmission at least three Business Days prior to the meeting unless such notice is waived in writing by all of the Directors as to a particular meeting

50.4. Subject to all of the other provisions of these Articles concerning meetings of the Board of Directors, Directors will be entitled to participate by way of video or audio conference, so long as each participating Director can hear, and be heard by, each other participating, and the Company will cooperate, as may reasonably be required, in providing video or audio conferencing capabilities to effectuate such.

50.5. The Board of Directors may operate and adopt resolutions in writing; provided that any such written resolutions must be signed by all Directors of the Company to be valid acts of the Board of Directors.

51. Quorum.

51.1. The quorum for a meeting of the Board and/or for any matter to be brought before the Board shall be constituted by the presence (in person, via telephone conference call, or by proxy) of the Directors then in office holding the majority of the voting power of the Directors then in office and entitled to participate and vote with respect thereto, which majority includes the Preferred Director. If a meeting is called and no quorum is present, within half an hour from the time appointed for the meeting, it shall stand adjourned to the second Business Day after the day it was originally called for, at the same time and place or such time and place as the Directors may determine. If at such adjourned meeting the quorum specified above is not present half an hour from the time stated, then the quorum at any adjourned meeting thereof shall be constituted by the presence of the Directors holding the majority of the voting power of the Directors then in office, provided that all Directors have been served with a notice of such meeting pursuant to Articles 50.3.

51.2. Unless and to the extent provided otherwise in the Companies Law, a Director who is an interested party in any transaction, shall be counted for purposes of a quorum despite his interest but shall not be entitled to vote in such matter, unless otherwise permitted under the Companies Law.

52. Exercise of Powers.

52.1. Subject to Article 41, a meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion’s for the time being vested in or exercisable by the Board of Directors.

52.2. Subject to Article 41, all resolutions of the Board will be adopted by a simple majority of the voting power of the Directors present and voting (with the Directors participating by video or audio conference, if any, being deemed present and entitled to vote) at a meeting of the Board. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors.

53. Chairman of the Board of Directors.

53.1. The Board of Directors may elect one of its directors to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board shall take the chair at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present at the time appointed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the Chairman of such meeting.

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53.2. Unless provided explicitly in these Articles, the office of the Chairman of a meeting of the Board of Directors, whether he be the Chairman of the Board of Directors or any other member of the Board of Directors shall not entitle the holder thereof to any extra or casting vote.

54. Validity of Act Despite Defects.

Subject to the provisions of the Companies Law, all acts performed bona fide at or in accordance with any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person acting as a Director or substitute for a Director, shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of such Directors or members of a Committee of the Board of Directors or person acting as aforesaid or any of them, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director, substitute or a member of such a Committee, as the case may be.

MANAGING DIRECTORS OR GENERAL MANAGER

55. Subject to Article 41 and Section 52.3, the Board of Directors may from time to time appoint, remove and determine the terms of employment of one or more persons, (whether a Director or not) to be Managing Director(s), General Manager(s), Chief Executive Officer(s) and/or President(s) (or any similar function with a different title) of the Company, either for a fixed term or without any limitation as to the period for which he is or they are to hold office, and may from time to time modify or revoke such titles or (subject to any provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

56. The remuneration of a Managing Director, General Manager, Chief Executive Officer and/or President shall from time to time (subject to any contract between him and the Company and subject to the provisions of the Companies Law) be fixed by the Board of Directors, and may be in the form of a fixed salary or commission on dividend, profits or turnover of the Company, or of any other company the Company has an interest in, or by participation in profits or in one or more of these forms.

57. Subject to the provisions of the Companies Law and Section 52.3, the Board of Directors may from time to time entrust to and confer upon a Managing Director, General Manager, Chief Executive Officer and/or President for the time being such of the powers exercisable under these Articles by the Board of Directors as it may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as it thinks expedient; and it may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Board of Directors in that behalf; and may from time to time revoke, withdraw, alter, or vary all or any of such powers.

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REGISTER OF SHAREHOLDERS

58. The Company shall keep the Register and record in it the following information:

58.1. The names and addresses of the Shareholders and a list of the shares held by each one, designating each share by its number, and the amount paid or the amount to be considered as paid on the shares of each Shareholder;

58.2. The day each person was registered in the Register as a Shareholder;

58.3. The day each person ceased to be a Shareholder;

58.4. The amounts called, if any, that are due on the Shares of each Shareholder; and

58.5. Any other information required or permitted by the Companies Law or these Articles to be recorded in the Register.

59. The Register shall be kept at the head office, and aside from the times the Register is closed in accordance with the provisions of the Companies Law or these Articles, they shall be open to the inspection of any Shareholder free of charge, and of any other person at a fee the Company shall determine for each matter, during regular business hours.

60. The Register shall be closed for a period of fourteen (14) days immediately prior to an annual general meeting and during other periods, if any, that the Board of Directors shall determine from time to time, on the condition that the Register shall not be closed for a period exceeding 30 days during any one year; and on the additional condition that the Register shall not be closed unless a notice has been published in accordance with the provisions of the Companies Law, if required.

MINUTES AND THE SEAL

61. The Board of Directors shall cause minutes to be duly recorded regarding: the names of the Directors present at each meeting of the Board of Directors and of any committee of the Board of Directors; the names of the Shareholders present at each general meeting, and the proceedings and resolutions of general meetings and of meetings of the Board of Directors and Committees of the Board of Directors. Any minutes as aforesaid of a meeting of the Board of Directors, of a meeting of a Committee of the Board of Directors or of a general meeting of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be accepted as prima facie evidence of the matters therein recorded.

62. The Company may have one or more rubber stamps, for affixing on documents, and the Board of Directors shall provide for the safe custody of any such rubber stamp.

63. Subject to Article 41 and Section 52.3, the Board of Directors shall be entitled to authorize any person or persons (even if he or they are not Directors(s) of the Company) to act and sign on behalf of the Company, and the acts and signatures of such person or persons on behalf of the Company shall bind the Company insofar as such person or persons acted and signed within his or their powers aforesaid.

64. The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof; such seal shall not be used except by the authority of the Board of Directors.

DIVIDENDS AND RESERVE FUND

65. Articles 66 to 78 below shall be subject to, and shall not derogate from, Article 7.

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66. The Board of Directors may, from time to time, set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board of Directors shall in its absolute discretion think conducive to the interests of the Company, and may invest the sums so set aside in such investments as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it thinks fit, and employ the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other assets of the Company. The Board of Directors may also, without placing the same to reserve, carry forward any profits, which it deems prudent not to divide.

67. Subject to the provisions of these Articles as to the reserve fund, all dividends shall be paid to the holders of Preferred Shares and Ordinary Shares on a pro rata basis in proportion to the number of Ordinary Shares held by the respective holders thereof (assuming full conversion of the Preferred Shares at the then-applicable conversion rate).

68. Subject to the provisions of the Companies Law, the Board of Directors may from time to time declare such dividends as may appear to the Board of Directors to be justified by the profits of the Company and cause the Company to pay such dividends. The Board of Directors shall have the full authority to determine the time for payment of such dividends, and the record date for determining the Shareholders entitled thereto, provided such date is not prior to the date of the resolution to distribute the dividend and no Shareholder who shall be registered in the Register with respect to any Shares after the record date so determined shall be entitled to a share in any such dividend with respect to such Shares.

69. No dividend shall be paid other than out of the profits of the Company, as defined in the Companies Law, and no interest shall be paid by the Company on dividends.

70. A dividend may be paid, wholly or partly, by the distribution of specific assets, and, in particular, by distribution of paid-up Shares, debentures or debenture stock of any other company, or in any one or more such ways.

71. The Board of Directors may resolve that: any moneys, investments, or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund, or to the credit of any reserve fund for the redemption of capital, or to the credit of a reserve fund for the revaluation of real estate or other assets of the Company or any other reserve fund or investment funds or assets in the hands of the Company and available for dividends, or representing premiums received on the issue of Shares and standing to the credit of the Share premium account, be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by the way of dividend and in the same proportion on the basis that they become entitled thereto as capital; and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full, either at par or at such premiums as the resolution may provide, any unissued Shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards the payment, in full or in part, of the uncalled liability on any issued Shares or debentures or debenture stock; and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their share and interest in the said capitalized sum.

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72. For the purpose of giving effect to any resolution under the two (2) last preceding Articles, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, without derogating from the generality of the foregoing, may issue fractional certificates or make payment in lieu of fractional Shares in an amount determined by the Board, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed, or that fractions of less than NIS 0.01 (one New Agora) in value may be disregarded in order to adjust the rights of all parties, and may vest any such cash, Shares, debentures, debenture stock or specific assets in trustees for the persons entitled to the dividend or capitalized fund against such securities as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of such persons entitled to the dividend or capitalized fund, and such appointment shall be effective.

73. The Board of Directors may deduct from any dividend, bonus or other amount to be paid in respect of shares held by any Shareholder, whether alone or together with another Shareholder, any sum or sums due from him and payable by him alone or together with any other person to the Company on account of calls or the like.

74. The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a Share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

75. The Board of Directors may, when paying any dividend, resolve to retain any dividend, or other monies payable or property distributable, for distribution with respect to a Share in respect of which any person is under these Articles entitled to become a Shareholder, or which any person is under these Articles entitled to transfer, until such person shall become a Shareholder in respect of such Share or shall transfer the same.

76. All unclaimed dividends or other monies payable in respect of a Share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other monies into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto.

77. Any dividend or other monies payable in cash in respect of a Share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share to the one whose name appears first in the Register), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

78. If several persons are registered as joint holders of any Share, any one of them may give effectual receipts for any dividend payable or property distributable, on the Share.

BOOKS OF ACCOUNT

79. The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and any other applicable law. The books of account shall be kept at the Office or at any other place or places as the Board of Directors may deem fit, and they shall always be open to inspection by Directors. No Shareholder not being a Director shall have the right to inspect any account or book or document of the Company except as conferred by law or authorized by the Board of Directors or by the Company in a general meeting.

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ACCOUNTS AND AUDIT

80. Once at least in every year the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by a duly qualified auditor.

81. The appointment, authorities, rights, salaries and duties of the auditor or auditors shall be regulated by the law in force for the time being and by the provisions of these Articles, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in a general meeting may, by a Shareholder Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

NOTICES

82. Any notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid mail (air mail if sent to a place outside Israel), fax or e-mail addressed to such Shareholder at his address as described in the Register or such other address (if any) as he may have designated in writing for the receipt of notices and other documents. Any notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the General Manager of the Company at the Office or by sending it by prepaid registered mail (air mail if posted outside Israel) to the Company at the Office. Any such notice or other document shall be deemed to have been served on two (2) Business Days after it has been posted (seven (7) Business Days if sent to a place, or posted at a place, outside Israel), or when actually received by the addressee if sooner than two (2) Business Days or seven (7) Business Days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or to the General Manager), provided, however, that notice may be sent by e-mail, facsimile or other customary method, and such notice shall be deemed to have been given the first Business Day after such e-mail, facsimile or other customary method has been sent (and sender has received electronic confirmation of receipt by the recipient) or when actually received by such Shareholder (or by the Company), whichever is earlier. If a notice is in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed in some other respect, to comply with the provisions of this Article.

83. A notice may be given by the Company to the joint holders of a Share by giving notice to the joint holder named first in the Register in respect of the Share.

84. Any Shareholder whose address is not described in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

85. The Company may declare that any document(s) will be delivered or be available for review at the Office or any other place designated by the Board of Directors.

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86. Whenever it is required to give prior notice a specified number of days in advance or where a notice is valid for a specified period, the day of service of the notice shall be included in such count or period. Where notice is given by more than one method, it will be deemed served on the earliest of such dates.

87. Subject to applicable law, any Shareholder, Director or any other person entitled to receive notice in accordance with these Articles or law, may waive notice, in advance or retroactively, in a particular case or type of cases or generally, and if so, notice will be deemed as having been duly served, and all proceedings or actions for which the notice was required will be deemed valid.

88. Any person entitled to a Share by operation of law or by transfer, transmission or otherwise, will be bound by any notice served with respect to such Shares prior to his being registered in the Register as owner of the Shares.

89. Notwithstanding anything to the contrary contained herein, the Company may give notice to any Shareholder whose address as registered in the Register is within the State of Israel, by publishing such notice in two daily newspapers in the State of Israel, and the date of such publication shall be deemed the date on which such notice has been served to such Shareholders.

WINDING-UP

90. If the Company shall be wound up, then, subject to applicable law and the rights of holders of Shares with limited or preferred rights, including, without limitation, Section 7.4, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the amount paid up or credited as paid up on account of the nominal value of the Shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

INSURANCE, INDEMNITY AND RELEASE

91. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Office Holder (as such term is defined in the Companies Law) to the fullest extent permitted by the Companies Law.

92. Without prejudice to the foregoing, subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities and expenses, provided, however, that such liabilities or expenses were incurred by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company:

92.1. monetary liability imposed on an Office Holder, or incurred by the Office Holder, in favor of another person pursuant to a judgment, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision that was approved by a court of law;

92.2. reasonable legal expenses, including attorney’s fees, which the Office Holder incurred due to an investigation or a proceeding instituted against the Office Holder by an authority competent to administrate such an investigation or proceeding, and that was “finalized without the filing of an indictment” (as defined in Section 260(a)(1A) of the Companies Law) and “without any financial obligation imposed in lieu of criminal proceedings” (as defined in Section 260(a)(1A) of the Companies Law), or that was finalized without the filing of an indictment against the Office Holder but with financial obligation imposed on the Office Holder in lieu of criminal proceedings of an offense that does not require proof of criminal intent or in connection with a monetary sanction.

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92.3. reasonable legal expenses, including attorney’s fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company or by another on behalf of the Company, or in a criminal prosecution in which the Office Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

92.4. any other circumstances arising under the law in respect of which the Company may indemnify an Office Holder of the Company.

92.5. a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 1968, as amended (the “Securities Law”), if applicable, and expenses that he incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, if applicable, including reasonable legal expenses, which term includes attorney fees

93. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify the Company’s Office Holders (i) for those liabilities and expenses described in Sections 92.1, provided that the undertaking is limited to events that in the opinion of the Board of Directors are foreseeable in view of the Company’s activity at the time of the undertaking and limited in an amount or standard which the Board of Directors determines is reasonable under the circumstances, and (ii) for those liabilities and expenses described in Sections 92.2, 92.3 or 92.4.

94. The Company shall, subject and pursuant to the provisions of the Companies Law, enter into contracts to insure the liability of Office Holders of the Company for any liabilities incurred by them arising from or as a result of any act (or omission) carried out by them as Office Holders of the Company and for which the Company may insure office holders pursuant to the Companies Law, to the maximum extent permitted by law.

95. The Company shall, to the maximum extent permitted by law, exempt and release an Office Holder of the Company, including in advance, from and against all or part of his or her liability for monetary or other damages due to, arising or resulting from, a breach of his or her duty of care to the Company. The Directors of the Company are released and exempt from all liability as aforesaid to the maximum extent permitted by law with respect to any such breach, which has been or may be committed.

96. The provisions of Articles 91 through 95 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

97. In any case where insurance of liability of an Office Holder of the Company or indemnification of such Office Holder is prohibited by any applicable law, the Company shall not insure the liability of such Office Holder of the Company, nor shall it indemnify such Office Holder.

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